Exhibit 99.(a)(1)(A)

NVIDIA CORPORATION

2701 SAN TOMAS EXPRESSWAY

SANTA CLARA, CALIFORNIA 95050

(408) 486-2000

OFFER TO AMEND ELIGIBLE OPTION GRANTS

NOVEMBER 29, 2006

NVIDIA CORPORATION

SUMMARY TERM SHEET

OF

OFFER TO AMEND ELIGIBLE OPTION GRANTS

THE OFFER EXPIRES AT 6:00 P.M., PACIFIC TIME, ON FRIDAY, DECEMBER 29, 2006, UNLESS THE OFFER PERIOD IS EXTENDED (the “Expiration Time”)

As more fully described in the attached disclosure document for the Offer to Amend Eligible Option Grants (the “Offering Memorandum”), NVIDIA Corporation (“NVIDIA”) is offering certain optionholders the opportunity to amend certain portions of certain stock options to purchase NVIDIA common stock to include new restrictions on the exercisability of these options in order to limit the potential adverse personal tax consequences that may apply to these stock options under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”) and the proposed regulations issued by the U.S. Internal Revenue Service (the “IRS”) thereunder. We are making the Offer upon the terms and subject to the conditions described in this Offering Memorandum, including the conditions described in Section 7 of this Offering Memorandum (the “Offer”).

The stock options that are the subject of this Offer are those stock options that have each of the following characteristics (the “Eligible Option Grants”):

•	options that were granted to an “Eligible Optionee” (defined below) under either the NVIDIA Corporation 1998 Equity Incentive Plan, as amended (the “1998 Plan”) or the NVIDIA Corporation 2000 Nonstatutory Equity Incentive Plan, as amended (the “2000 Plan”) (together, the “Plans”); and

•	options that were granted on one of the following dates: October 28, 1999, January 31, 2000, February 29, 2000, December 23, 2000, January 3, 2001, January 26, 2001, February 1, 2001, March 1, 2001, July 26, 2001, July 31, 2001, September 28, 2001, November 30, 2001 and certain of the stock options granted on May 1, 2003; and

•	options that were granted with an exercise price per share that was less, or may have been less, than the fair market value per share of the NVIDIA common stock underlying the option on the option’s grant date.

Only certain portions of Eligible Option Grants may be amended under the Offer. The portion of the Eligible Option Grant that is eligible to be amended under the Offer is the portion that has each of the following characteristics (the “Eligible Portion”):

•	the portion of the Eligible Option Grant that is beneficially owned by the Eligible Optionee; and

•	the portion of the Eligible Option Grant that vested or is scheduled to vest after December 31, 2004; and

•	the portion of the Eligible Option Grant that is still outstanding and unexercised as of the “Expiration Time” (as defined below).

Please note that the portions of Eligible Option Grants (A) that are considered “Grandfathered Options” (defined below), (B) that have already been exercised, (C) that have expired or otherwise been cancelled or (D) that are beneficially owned by someone other than the Eligible Optionee are not eligible for the Offer (collectively, the “Ineligible Portion”). “Grandfathered Options” are the portions of your Eligible Option Grants that were vested as of December 31, 2004. Under the currently available guidance under Section 409A, Grandfathered Options are exempted from the adverse personal tax treatment under Section 409A and therefore are not eligible to participate in this Offer. Any amendment of the Eligible Portion of your Eligible Options will not affect the Ineligible Portion of your Eligible Option Grants.

All individuals who were granted an Eligible Option Grant and who, as of the Expiration Time, (1) are current employees of NVIDIA (other than current executive officers) and (2) are on our U.S. payroll as of

November 29, 2006 may participate in the Offer (the “Eligible Optionees”). None of the current members of our Board of Directors or our current executive officers are eligible to participate in the Offer.

If you are an Eligible Optionee, then in a separate personalized email that is being sent to you in connection with this Offering Memorandum (in substantially the form filed as Exhibit 99.1(a)(1)(F) hereto), you should have received a personalized statement called the Eligible Option Grant Detail Statement (in substantially the form filed as Exhibit 99.1(a)(1)(G) hereto) that describes your Eligible Option Grant(s) (including the Eligible Portions thereof). If you believe you may be an Eligible Optionee and have not yet received your personalized Eligible Option Grant Detail Statement, please contact tenderoffer@nvidia.com immediately.

As noted above, the Offer is being conducted to address certain potential adverse personal tax consequences under Section 409A. NVIDIA has recently determined that certain stock options were granted, for accounting purposes, with an exercise price that is less than the fair market value of the NVIDIA common stock subject to such options on the applicable “measurement date” (which is the date of grant for accounting purposes but which is not necessarily the same as the “grant date” set forth on your option agreement). As a result of this accounting determination, these stock options may be deemed to have been granted, for tax purposes, with an exercise price that is less than the fair market value of NVIDIA common stock on the grant date and therefore may be subject to adverse personal tax consequences under Section 409A. These adverse personal tax consequences, discussed in greater detail in Section 12 of this Offering Memorandum, may include an obligation to recognize, in connection with the vesting of the option, and regardless of whether the option is ever exercised, ordinary income tax at your usual rate, plus an additional 20% federal excise tax under Section 409A, plus certain other state and federal tax penalties (including possible state taxes that may duplicate the excise tax imposed under Section 409A), all of which could result in your paying tax at an aggregate tax rate of 80% or more on the affected option as a result of the option being subject to Section 409A.

The Offer is being made to permit Eligible Optionees to address the potential adverse personal tax consequences that may apply to their Eligible Option Grants under Section 409A (and possibly under state tax laws). Under the currently available guidance for Section 409A, you may be able to avoid or minimize the adverse personal tax treatment of Section 409A if certain changes are made to your Eligible Option Grants. Therefore, we are offering to amend your Eligible Option Grants to include certain restrictions on exercisability so that the Eligible Option Grants should no longer be subject to the adverse personal tax treatment of Section 409A. However, you should note that the application of Section 409A (and any state tax laws) to the Eligible Option Grants, as amended pursuant to this Offer, is not entirely free from doubt and we make no representations as to the effect of this Offer on the application of similar state taxes. See Section 12 of the Offering Memorandum, Material U.S. Federal Income Tax Consequences, beginning on page 35.

The Offer is an offer to amend the Eligible Portion of your Eligible Option Grant to delay the first date on which you may exercise the Eligible Portion from the current applicable vesting date to the earliest to occur of the following events (each of which we call a “Permissible Exercise Event” and all of which together constitute the “Amended Exercise Schedule”):

(1)	termination of your service with NVIDIA for any reason, including resignation;

(2)	your death;

(3)	your disability (as defined by Section 409A);

(4)	a change in control (as defined under Section 409A); and

(5)	January 1 of the calendar year specified by you (such year not earlier than 2007 and not later than the calendar year containing the existing expiration date of the Eligible Option Grant) (the “Chosen Exercise Year”).

The Eligible Portion of an Eligible Option Grant that is amended pursuant to this Offer (the amended Eligible Portion, an “Amended Option”) will generally have the same material terms and conditions as it did prior to the amendment, including the same exercise price and vesting schedule, except that the Amended Option will cease to be exercisable (to the extent it currently is) as of the Amendment Date (defined below), and will again become exercisable only upon the earliest to occur of the five Permissible Exercise Events (and only to the extent then vested and subject to any restrictions on exercise as a result of the NVIDIA Insider Trading Policy or any interim blackout periods during which cashless exercises and sales to cover are not permitted (any such restrictions on exercise, the “Blackout Period”)).

You will need to select a Chosen Exercise Year for the Eligible Portion of each Eligible Option Grant that you tender in this Offer. The Chosen Exercise Year may be any calendar year not earlier than calendar year 2007 but not later than the calendar year in which your Eligible Option Grant is currently set to expire. If you tender an Eligible Option Grant in the Offer, you may elect to divide the Eligible Portion of that Eligible Option Grant into two or more parts and elect a different Chosen Exercise Year for each such part. If you choose to divide the Eligible Portion of your Eligible Option Grant, the shares will be allocated among the elected Chosen Exercise Years based on vested status to the greatest extent possible, with currently vested shares being allocated to the earliest Chosen Exercise Year(s), and unvested shares allocated to the latest Chosen Exercise Year(s). We refer to each separate part as an Amended Option.

For example, if the Eligible Portion that you tender covers 400 shares, and is currently vested as to 100 shares, and you wish to select 2007 as the Chosen Exercise Year as to 50 shares, 2008 as the Chosen Exercise Year as to 100 shares, and 2009 as the Chosen Exercise Year as to the remaining 250 shares, your Amended Option covering 50 shares will be fully vested as of the Amendment Date, your Amended Option covering 100 shares will be 50% vested as of the Amendment Date, and your Amended Option covering 250 shares will be completely unvested as of the Amendment Date, and any future vesting will be deemed to occur as to the 100 share option prior to the 250 share option.

You should be aware that your Amended Option will no longer be exercisable immediately as to the currently vested shares. Even if your Eligible Option Grant is fully vested on the Amendment Date, by electing to amend your Eligible Option Grant to have the Amended Exercise Schedule, the Amended Option will not be exercisable until the occurrence of the first Permissible Exercise Event (that is, until the earliest of your termination of service with NVIDIA, your death, your disability, a change in control of NVIDIA, or the Chosen Exercise Year).

You should be aware that your Amended Option may have a different termination date than the remainder of your Eligible Option Grant. In general, if your Amended Option becomes exercisable for any of the first four reasons described in the list above (i.e., termination of your service with NVIDIA, death, disability or change in control), it will generally terminate on the later of (1) December 31 of the year in which the Permissible Exercise Event occurs, and (2) the 15th day of the third calendar month following the actual date of the Permissible Exercise Event. In general, if one of these first four reasons occurs on or prior to September 30 of a given calendar year, the applicable expiration date will be December 31 of that year (and you can disregard the application of the 15th day of the third calendar month calculation as described above).

However, if your Amended Option first becomes exercisable under the Amended Exercise Schedule as a result of a termination of your service with NVIDIA, and if you are a member of senior management who is determined to be a “specified employee” (as defined under Section 409A) at the time of the termination, Section 409A generally requires us to implement a six month delay in the exercisability of your Amended Option. Therefore, to the extent reasonably necessary to comply with Section 409A, you may only exercise your Amended Option during the period commencing on the first business day following the six month anniversary of your termination date and ending on the later of (1) December 31 of the year in which such period begins and (2) the 15th day of the third calendar month following the date on which such period begins. Generally speaking, as defined under Section 409A, a “specified employee” is someone who is among the 50 highest paid officers of NVIDIA or an individual who is a one percent (1%) stockholder who earns more than $150,000 from NVIDIA, or an individual who is a five percent (5%) stockholder of NVIDIA (regardless of income from NVIDIA). Note also that if a change of control is the first Permissible Exercise Event with regard to an Amended Option, and the terms of the transaction agreement between NVIDIA and the acquiring entity provide for the termination of your Amended Options if those Amended Options are not exercised prior to the consummation of the transaction (to the extent such termination is permitted under the applicable Plan), your Amended Option may expire earlier than described above.

If none of the first four Permissible Exercise Events occurs prior to January 1 of the Chosen Exercise Year, then your Amended Option will become exercisable on January 1 of that Chosen Exercise Year, and you may generally exercise your Amended Option as to any vested shares throughout that calendar year, subject to the Blackout Period. Your Amended Option will then generally terminate and cease to be exercisable as of December 31 of the Chosen Exercise Year. However, if you are a “specified employee” during your Chosen Exercise Year, and your service with NVIDIA terminates during that year, then, to the extent reasonably necessary to comply with Section 409A, your Amended Option will cease to be exercisable on your termination date, and will only again become exercisable during the period commencing on the first business day following the six month anniversary of your termination date and ending on the later of (1) December 31 of the year in which such period begins and (2) the 15th day of the third calendar month following the date on which such period begins.

In no event will your Amended Option be exercisable following the original expiration date of the Eligible Option Grant. If you select the last calendar year of the term of your Eligible Option Grant as the Chosen Exercise Year, you will not have the full calendar year to exercise your Amended Option, as the existing expiration date of the term of your Eligible Option Grant does not change. Your participation in this Offer will not extend the term of your Eligible Option Grant(s) beyond the existing expiration date.

For example, if you select calendar year 2008 as your Chosen Exercise Year for your Amended Option, and none of the other Permissible Exercise Events occurs between the Amendment Date and December 31, 2007, then the Amended Option will be exercisable (to the extent vested) as of January 1, 2008. If your Eligible Option Grant’s current expiration date is March 1, 2008, then you would not have the full calendar year to exercise the Amended Option. You would have from January 1, 2008 through March 1, 2008 to exercise the Amended Option.

In the event of ambiguity, the Compensation Committee of our Board of Directors will have discretion to determine when, whether, and to what extent a Permissible Exercise Event has occurred and the expiration date applicable to the Amended Options.

In any event, if you have not exercised your Amended Option as to the vested shares subject to your Amended Option within the time periods described above (the last day of the applicable period, the “New Termination Date”), your Amended Option will expire, and you will have no further rights to purchase any shares under your Amended Option. If any shares subject to your Amended Option have not vested by the New Termination Date, you will forfeit your right to exercise your Amended Option as to those shares in accordance with the existing terms of your stock option agreement.

For example, assume that you tender an Eligible Option Grant that has a current expiration date of July 1, 2009, and the Eligible Portion of such Eligible Option Grant covers 400 shares and is currently vested as to 300 of those shares, with the remaining 100 shares scheduled to vest in January 2009. You may elect to have calendar year 2008 as the Chosen Exercise Year with respect to the 300 vested option shares and calendar year 2009 as the Chosen Exercise Year for the 100 currently unvested option shares. If your Chosen Election Year is the first Permissible Exercise Event, your Amended Option will then expire not later than December 31, 2008 as to the 300 currently vested shares, and not later than July 1, 2009 as to the 100 currently unvested shares. However, if your employment were to terminate on December 31, 2007, the Amended Option would generally expire as to the 300 shares subject to the Eligible Portion on March 15, 2008, and you would have no rights to exercise the Amended Option as to the 100 unvested shares.

NVIDIA will amend the Eligible Portion of those Eligible Option Grants as to which you have properly accepted the Offer, effective as of the Expiration Time (such date, the “Amendment Date”), to reflect the Amended Exercise Schedule (and associated New Termination Date(s)). You will receive a Election Confirmation Statement for each Eligible Option Grant that you tendered in the Offer promptly after we receive your election (and any change to such election), and then again promptly following the Expiration Time. The amendment of the Eligible Portion of an Eligible Option Grant pursuant to this Offer will not affect the terms and conditions of the Ineligible Portion of the Eligible Option Grant.

We will assess whether we are permitted to make the Offer in all jurisdictions. In the event that we determine that we are not legally able to make the Offer in a particular jurisdiction, we reserve the right to withdraw the Offer in that particular jurisdiction. If we withdraw the Offer in a particular jurisdiction, the Offer will not be made to, nor will requests for amendments be accepted, from or on behalf of Eligible Optionees in such jurisdiction. At our discretion, however, we may take any actions necessary for us to make the offer legally available to Eligible Optionees in any jurisdiction.

You are not required to tender any of your Eligible Option Grants for amendment. If you have more than one Eligible Option Grant, you may choose to tender some or all of your Eligible Option Grants. With respect to any individual Eligible Option Grant, if you tender a portion of the Eligible Option Grant, you must tender all of the Eligible Portion. You should be aware that adverse personal tax consequences under Section 409A (and similar state tax laws) may apply to your Eligible Option Grant if it is not amended pursuant to this Offer, and you will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and any similar state laws). Before deciding whether to tender your Eligible Option Grants for amendment, you should carefully review this Offering Memorandum and all of the Exhibits to this Offering Memorandum, as well as the information on NVIDIA and its business and financial status to which we refer you in this Offering Memorandum.

ALTHOUGH THE BOARD OF DIRECTORS HAS APPROVED THE OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER AND AMEND YOUR ELIGIBLE OPTION GRANTS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO AMEND YOUR ELIGIBLE OPTION GRANTS. YOU SHOULD CAREFULLY REVIEW THIS OFFERING MEMORANDUM IN ITS ENTIRETY BEFORE DECIDING WHETHER TO ELECT TO AMEND YOUR ELIGIBLE OPTION GRANTS. WE RECOMMEND THAT YOU CONSULT WITH YOUR PERSONAL FINANCIAL, LEGAL AND TAX ADVISORS TO DETERMINE THE CONSEQUENCES OF ELECTING OR DECLINING TO PARTICIPATE IN THE OFFER.

Shares of our common stock are quoted on the NASDAQ Global Select Market under the symbol “NVDA.” On November 28, 2006, the closing price of our common stock as reported on the NASDAQ Global Select Market was $35.97 per share. As of October 29, 2006, options to purchase 80,248,318 shares of our common stock were issued and outstanding under the Plans, including the Eligible Portions of the Eligible Option Grants to purchase up to 6,786,720 shares of our common stock. This Offer is not conditioned upon the acceptance of the Offer with respect to a minimum number of Eligible Option Grants.

You should direct questions about the Offer and requests for assistance in completing the necessary forms online to tenderoffer@nvidia.com. For information regarding your vesting and/or exercise activity, please contact stockadmin@nvidia.com.

This transaction has not been approved or disapproved by the Securities and Exchange Commission (“SEC”) nor has the SEC passed upon the fairness or merits of such transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense. In the event of any conflict between this documentation and the rules of the applicable Plans or any applicable legislation, the rules or legislation (as the case may be) will take precedence. All references to taxation consequences are for guidance only. We recommend that you consult with your personal tax advisor to determine the tax consequences of electing or declining to participate in the Offer.

IMPORTANT

Whether you accept the Offer or not, you must complete and submit an electronic election form (“Election Form”) at https://tenderoffer.nvidia.com that sets forth your election for each of your Eligible Option Grants. If you are unable to make your election or change your election by electronic means at https://tenderoffer.nvidia.com solely as a result of technical failures inherent to the website, such as the website being unavailable or the website not accepting your election or change of election, you may complete and submit the paper election form (the “Paper Election Form”) that is filed with this Offering Memorandum via facsimile to the attention of “Tender Offer” at (408) 486-2577 or via email to tenderoffer@nvidia.com.

Your election form must be submitted (or, in the case of a facsimile or email submission, received) before 6:00 p.m., Pacific Time, on Friday, December 29, 2006 (or a later termination date if we extend the Offer). Any election form not submitted (or, in the case of a facsimile or email submission, received) by the Expiration Time (or a later termination date if we extend the Offer) will be disregarded. Access to https://tenderoffer.nvidia.com will be shut down at 6:01 p.m., Pacific Time, December 29, 2006 (or a later termination date if we extend the Offer).

You are receiving the Offer materials by electronic means. You may request a written copy of any or all of these materials at no charge by sending an email to tenderoffer@nvidia.com.

We have not authorized any person to make any recommendation on our behalf as to whether you should amend your Eligible Option Grant pursuant to the Offer. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in this Offering Memorandum (including the Exhibits hereto). If anyone makes any such recommendation or representation to you or gives you any such information, you must not rely upon that recommendation, representation or information as having been authorized by NVIDIA. We recommend that you consult with your tax advisor to determine the tax consequences of electing or declining to participate in the Offer.

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RISK FACTORS RELATING TO THE OFFER

Participation in this Offer involves a number of potential risks.

This section highlights the material risks of accepting the Offer and tendering your Eligible Option Grants for amendment. You should carefully consider these risk factors relating to the Offer described below and the risk factors relating to our business and financial condition, and you should carefully read the remainder of this Offering Memorandum (including the Exhibits hereto) before deciding to accept the Offer.

Economic Risks

If you participate in the Offer, your Amended Option will not be exercisable until a Permissible Exercise Event. To the extent the Eligible Portion of your Eligible Option Grant has vested, you will be exchanging vested and exercisable options for unexercisable options. Depending on your service with NVIDIA or other factors, the Amended Option may not become exercisable in the foreseeable future, or the fair market value of our common stock at the time of the Permissible Exercise Event may be substantially lower than it is now. Furthermore, once your Amended Option becomes exercisable, you will have a limited period of time in which to exercise your Amended Option.

It is important that you understand that your ability to exercise the Amended Options may be substantially restricted compared to the Ineligible Portion of your Eligible Option Grant or other stock options that you currently hold. While Section 409A and the proposed regulations do create substantial tax penalties that may apply to your Eligible Option Grant, by amending your Eligible Option Grant, you are amending the terms of options which may be currently exercisable, and receiving options that will not be immediately exercisable and that will become exercisable only upon certain limited events. We can give you no assurance of what the market price of our common stock, or the liquidity or listing status on the NASDAQ Global Select Market of our common stock, will be at the time when your Amended Option becomes exercisable.

Tax Risks

Even if you accept the Offer and receive an Amended Option, the tax treatment of Amended Options under Section 409A is not 100% certain, and you may still be required to recognize income prior to the exercise of your Amended Option and pay a 20% federal penalty plus additional interest penalties in respect of your Amended Option under Section 409A.

Because your Eligible Option Grant was issued with an exercise price that is or may be lower than the fair market value of the underlying shares on the date of grant, such options may be subject to adverse personal taxation under Section 409A. Section 409A generally provides that you will recognize taxable income at the time a discounted stock option is no longer subject to a substantial risk of forfeiture (for example, when such option vests) and that you will recognize additional taxable income until the discounted option is exercised. Such income would be taxable at ordinary income rates and may also be subject to a 20% federal penalty tax, and possibly interest charges, in addition to the usual applicable withholding and employment taxes.

We believe that by accepting the Offer, an Eligible Optionee may avoid the adverse personal tax consequences under Section 409A, as we believe that we have complied in good faith with the guidance issued to date by the IRS with respect to offering to amend the Eligible Option Grants to avoid the adverse personal tax consequences of Section 409A. Guidance issued after the date of this Offer or a future determination by the IRS could provide that the Amended Options do not avoid the adverse personal tax consequences of Section 409A. Therefore, it is not 100% certain that amending the Eligible Option Grants pursuant to this Offer would completely avoid the potential adverse personal tax consequences under Section 409A.

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The tax treatment of discounted options under state tax law or the tax laws of other jurisdictions is not 100% certain, and you may be required to recognize income prior to the exercise of your Eligible Option Grant or pay an additional tax penalty and interest charge in respect of your Eligible Option Grant under applicable state or foreign tax laws, even if you participate in the Offer.

It is possible that the discounted option will be subject to taxes that are imposed under applicable state tax laws or foreign tax laws that are similar to Section 409A. Certain states have adopted tax law provisions similar to Section 409A. Therefore, you may incur taxes and penalties under such provisions with respect to your Eligible Option Grant based on the state in which you are subject to taxation in addition to the federal taxes and penalties you may pay under Section 409A. For instance, California has adopted a provision similar to Section 409A that may result in an aggregate state and federal tax rate of approximately 80% with regard to a discounted stock option. It is not certain that participation in the Offer will help avoid the potential adverse personal tax consequences under state or foreign tax laws that are similar to Section 409A.

In addition, if you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one jurisdiction may apply to your Eligible Option as a result of your participation in the Offer.

If your Eligible Option Grant was granted with the intention of being treated as an “incentive stock option” (as such term is defined under the Code), it may be that your Eligible Option Grant does not need to be amended under the Offer or that your participation in the Offer may limit your ability to claim that your Eligible Option Grant is an “incentive stock option”.

As part of our recent review of our option grant practices and our restatement of certain of our financial statements, it has been determined that the Eligible Option Grants have a different “measurement date” for accounting purposes than the stated “grant date”. As the fair market value on the “measurement date” exceeds the fair market value on the “grant date” in the case of each Eligible Option Grant, the Eligible Option Grants were deemed to have been granted at a discount from the fair market value on the measurement date. The definition of “measurement date” for accounting purposes is somewhat different than the definition of “grant date” for tax purposes, but these two terms are not substantially different. It is not clear based on the currently available guidance under the Code whether the IRS will determine that the “grant date” (for tax purposes, including for purposes of determining compliance with Section 409A) must be the same as the “measurement date” (for accounting purposes).

Certain of the Eligible Option Grants were originally granted with the intention that such awards would qualify as “incentive stock options” (or “ISOs”) as such term is defined for tax purposes. As provided in the Code, an option must be granted with an exercise price that is at least equal to the fair market value of our common stock on the “grant date” (among other requirements) in order to qualify as an ISO. In part because of this requirement as to the exercise price, under Section 409A, ISOs are exempt from the adverse personal tax consequences of Section 409A. Therefore, as a result of the uncertainty described above as to whether the IRS will respect our original determination of the “grant date” for the Eligible Option Grants, there can be no assurance that the Eligible Option Grants that were granted with the intention of qualifying as ISOs will be respected by the IRS as ISOs or that such Eligible Option Grants are not subject to Section 409A.

Given the lack of definitive guidance from the IRS, we will be treating all Eligible Option Grants as nonstatutory stock options (“NSOs”) from and after the date on which this Offer commences, including Eligible Option Grants that were intended to qualify as ISOs, regardless of whether the Eligible Optionee elects to participate in the Offer. If the IRS later provides guidance that the Eligible Option Grants that were intended to be treated as ISOs do qualify as ISOs, we will recommence treating such Eligible Option Grants, including the Amended Options, as ISOs to the extent provided in such guidance.

However, it should be noted that the amendment of the Eligible Option Grants pursuant to this Offer may be viewed as a modification of the option which does not satisfy the statutory rules for ISO treatment. As a result, it

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may later be determined by the IRS that the Eligible Option Grants could have remained ISOs if the Eligible Option Grants had not been amended pursuant to the Offer. Additionally, if the IRS determines that the Eligible Option Grants that were intended to be treated as ISOs do qualify as ISOs, then such ISOs would not have needed to be amended pursuant to the Offer in order to avoid the adverse personal tax consequences under Section 409A.

Section 12 of this Offering Memorandum describes the material U.S. federal income tax consequences if you participate in the Offer and if you do not participate in the Offer. You should review Section 12 carefully and you are strongly encouraged to consult with your own tax advisor to determine the tax consequences of the Offer applicable to your particular situation.

Procedural Risks

You are responsible for making sure that you have made an accurate and complete election on the Electronic Election Forms on https://tenderoffer.nvidia.com prior to the Expiration Time. You should print out a copy of each of your election forms and each Election Confirmation Statement that you receive. Except in limited cases where our tender offer website is unavailable due to technical failures, your submissions may only be made via https://tenderoffer.nvidia.com. Submissions made by any other means, including hand delivery, e-mail, inter-office mail or U.S. mail (or other postal service), will NOT be accepted, except, however, that if you are unable to make or change your election by electronic means at https://tenderoffer.nvidia.com solely as a result of technical failures inherent to the website, such as the website being unavailable or the website not accepting your Electronic Election Forms, you will need to complete and submit a Paper Election Form via facsimile to the attention of “Tender Offer” at (408) 486-2577 or via email to tenderoffer@nvidia.com. We will send you an Election Confirmation Statement within one business day after you have made a proper election (including any change to your election) and then again within two business days after the Expiration Time. If you have not received a confirmation at the appropriate time, you must confirm that we have received your complete submission by contacting tenderoffer@nvidia.com and providing a copy of your printed election form and, if you used the website, your printed Election Confirmation Statement.

Business-Related Risks

In addition to those risks discussed above, you are encouraged to read the risk factors outlined in our periodic and other reports filed with the SEC, including those in our amended Annual Report on Form 10-K/A for the year ended January 29, 2006 filed with the SEC on November 29, 2006 and our Quarterly Report on Form 10-Q for the period ended July 30, 2006 filed with the SEC on November 29, 2006, which are incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In that event, the trading price of our common stock could decline.

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OFFERING MEMORANDUM

FOR

OFFER TO AMEND ELIGIBLE OPTION GRANTS

Summary of Terms & Frequently Asked Questions

This section provides a table describing the material terms of the Offer and then reviews, in question-and-answer format, the material terms of the Offer. The complete description of the Offer begins on page 18 of this Offering Memorandum. Because this summary does not contain all of the information you should consider in deciding whether to accept the Offer, you should read carefully the remainder of this Offering Memorandum (including the Exhibits), as well as the information to which we refer you. The Offer is made subject to the terms and conditions of these documents, as they may be amended. You should also review and consider the risks detailed in the Risk Factors relating to the Offer.

Summary of Material Terms of the Offer

Eligible Option Grants	Eligible Option Grants are those stock options that were granted (1) under either of the Plans, (2) with an exercise price per share that was less, or may have been less, than the fair market value per share of the NVIDIA common stock underlying the option on the option’s grant date, and (3) with a grant date of October 28, 1999, January 31, 2000, February 29, 2000, December 23, 2000, January 3, 2001, January 26, 2001, February 1, 2001, March 1, 2001, July 26, 2001, July 31, 2001, September 28, 2001, November 30, 2001 or certain options granted on May 1, 2003. Note that not all options granted on May 1, 2003 are Eligible Option Grants.

Eligible Portion	Only the Eligible Portion of an Eligible Option Grant may be tendered in the Offer. The Eligible Portion of the Eligible Option Grant is the portion that (1) vested or is scheduled to vest after December 31, 2004, (2) was granted to, and remains beneficially owned by, an Eligible Optionee and (3) remains outstanding and unexercised as of the Expiration Time.

Eligible Optionees	All individuals who were granted an Eligible Option Grant and who, as of the Expiration Time, are (1) current employees of NVIDIA (other than current executive officers), and (2) on our U.S. payroll as of November 29, 2006 may participate in the Offer. None of the current members of our Board of Directors or our current executive officers are eligible to participate in the Offer.

The Offer: The Amended Exercise Schedule

Eligible Optionees may elect to amend the Eligible Portion of each Eligible Option Grant to delay the first permissible date of exercise from the applicable vesting date to the earliest to occur of the following Permissible Exercise Events:

(a) termination of service;

(b) death;

(c) disability (as defined under Section 409A);

(d) change of control (as defined under Section 409A); and

(e) January 1 of the Chosen Exercise Year (not earlier than 2007 and not later than the calendar year containing the existing expiration date of the Eligible Option Grant).

If the first Permissible Exercise Event is any of (a), (b), (c) or (d) listed above, the Eligible Portion will first become exercisable on the date the applicable event occurs and will generally expire on the later of (i) December 31st of the calendar year in which the applicable event occurs and (ii) the 15th day of the third month after the date on which the applicable event occurs. If you are a “specified employee” at the time of termination, and termination is the first Permissible Exercise Event, then, to the extent reasonably necessary to comply with Section 409A, the Eligible Portion will first become exercisable on the first business day following the six month anniversary of your termination date and will expire on the later of (i) December 31 of the year in which such period begins and (ii) the 15th day of the third calendar month following the date on which such period begins.

If the first Permissible Distribution Date is the Chosen Exercise Year, the Eligible Portion will first become exercisable on January 1st of the Chosen Exercise Year and will generally expire on December 31 of that year. However, if you are a “specified employee” during your Chosen Exercise Year, and your service with NVIDIA terminates during that year, then, to the extent reasonably necessary to comply with Section 409A, your Amended Option will cease to be exercisable on your termination date, and will only again become exercisable during the period commencing on the first business day following the six month anniversary of your termination date and ending on the later of (1) December 31 of the year in which such period begins and (2) the 15th day of the third calendar month following the date on which such period begins. In no event will the Amended Option be exercisable following the original expiration date of the Eligible Option Grant.

The other material terms and conditions of the Eligible Option Grant, including the exercise price and any current vesting schedule, will not be affected by the Offer.

Election Choices

An Eligible Optionee may elect to tender one or more Eligible Option Grants, but as to any one Eligible Option Grant, he or she must elect to amend the entire Eligible Portion of that Eligible Option Grant.

An Eligible Optionee may select different Chosen Exercise Years with respect to different portions of the Eligible Portion of one Eligible Option Grant. Currently vested shares will be allocated to the earliest Chosen Exercise Year(s).

Specified Employees	Generally speaking, as defined under Section 409A, a “specified employee” is someone who is among the 50 highest paid officers of NVIDIA or an individual who is a one percent (1%) stockholder who earns more than $150,000 from NVIDIA or an individual who is a five percent (5%) stockholder of NVIDIA (regardless of income from NVIDIA).

Treatment as NSOs	All Eligible Option Grants will be treated as NSOs from and after the date on which this Offer commences, including any awards that were intended to qualify as ISOs, unless and until the IRS provides guidance that Eligible Option Grants intended to be treated as ISOs may be treated as ISOs.

Ineligible Portion	The portion of an Eligible Option Grant (a) that is considered a “Grandfathered Option”, (b) that has already been exercised, (c) that has expired or otherwise been cancelled or (d) that is beneficially owned by someone other than the Eligible Optionee is not eligible for the Offer. A “Grandfathered Option” is the portion of your Eligible Option Grant that was vested as of December 31, 2004.

Frequently Asked Questions

General Questions about Section 409A & the Offer

Please see the following sections of the Offering Memorandum for more information on Section 409A: Section 2, Purpose of the Offer, beginning on page 26 and Section 12, Material U.S. Federal Income Tax Consequences, beginning on page 35. Please also see the following sections of the Offering Memorandum for further details about the terms and conditions of the Offer: Section 1, Eligible Optionees; Eligible Option Grants; the Proposed Amendment; the Amended Options; Expiration and Extension of Offer; Notification, beginning on page 18.

Capitalized terms not defined in this FAQ have the meanings set forth in the Offering Memorandum.

Q1: What questions and answers can I find below regarding the Offer?

General Questions about Section 409A & the Offer

Q2: In summary, what is the Offer?

Q3: What is Section 409A?

Q4: What happens if options are deemed to be deferred compensation under Section 409A?

Q5: Why may NVIDIA stock options be deemed to have been granted at a discount for purposes of Section 409A?

Q6: What is the Offer?

Q7: Which NVIDIA stock options are subject to the Offer?

Q8: What is the Eligible Portion of my Eligible Option Grant?

Q9: Am I an Eligible Optionee?

Q10: If I live outside of the United States, may I participate in the Offer?

Q11: Does the Offer apply to shares of NVIDIA common stock that I currently own?

Q12: What happens to the portion of my Eligible Option Grant that I have already exercised?

Q13: What happens to the portion of my Eligible Option Grant that was vested as of December 31, 2004?

Q14: Will the vesting of my Eligible Option Grant change if I participate in the Offer?

Q15: Will the exercise price of my Eligible Option Grant change if I participate in the Offer?

Q16: Will the number of shares subject to my Eligible Option Grant change if I participate in the Offer?

Q17: Why am I receiving this Offering Memorandum? Why does this Offering Memorandum refer to the “tendering” of my Eligible Option Grants? What does “tender” mean?

Q18: Why is NVIDIA making the Offer?

Q19: Can I elect to increase the exercise price of my Eligible Option Grants instead of selecting an Amended Exercise Schedule?

Questions About Selecting a Chosen Exercise Year

Q20: Who selects the “Chosen Exercise Year”?

Q21: Can I pick more than one Chosen Exercise Year?

Q22: Can I pick 2006 as my Chosen Exercise Year?

Q23: What happens if I pick the year in which my Eligible Option Grant will expire as my Chosen Exercise Year?

Questions About Exercising Options Amended Under the Offer

Q24: If I elect to amend my Eligible Option Grant, when can I exercise?

Q25: Can I change my Chosen Exercise Year after the Offer is completed?

Q26: If I elect to amend my Eligible Option Grant, when will it expire?

Q27: What happens if my service with NVIDIA terminates prior to my Chosen Exercise Year?

Q28: What happens to my Amended Option if I take a leave of absence?

Q29: What happens if my Amended Option has not become fully vested prior to the New Termination Date?

Questions About Deciding Whether to Participate in the Offer

Q30: Am I required to participate in the Offer?

Q31: If I accept the Offer, am I guaranteed that the Eligible Portion of my Eligible Option Grants will not be subject to the adverse personal tax consequences under Section 409A?

Q32: If I choose to participate in the Offer, am I required to amend all of my Eligible Option Grants?

Q33: What happens if I hold an Eligible Option Grant and I do not participate in the Offer? What happens if I hold more than one Eligible Option Grant and I do not agree to amend all of my Eligible Option Grants?

Q34: Will my decision about participating in the Offer affect my eligibility to receive future stock option grants from NVIDIA?

Q35: What does NVIDIA think of the Offer?

Q36: Can anyone at NVIDIA or Deloitte Tax LLP help me decide whether I should participate in the Offer?

Q37: What risks should I consider in deciding whether to participate in the Offer?

Q38: How might stock price fluctuations in the future impact my decision?

Q39: Where can I find out more information about the Offer?

Questions About the Process of Making an Election Under the Offer

Q40: If I am an Eligible Optionee, how do I make an election to participate in the Offer?

Q41: If I am an Eligible Optionee but I do NOT want to amend my Eligible Option Grants, do I need to fill out an election form?

Q42: During what period of time may I make my election?

Q43: How will I know if the period of time during which the Offer will remain open is extended?

Q44: What happens if my service with NVIDIA terminates prior to the Expiration Time?

Q45: Can I change my election after I have submitted my Election Form?

Q46: Can I exercise my Eligible Option Grants prior to the Expiration Time?

Q47: Will NVIDIA tell me if there is a problem with my election form?

Q48: How will I know if I have properly accepted the Offer?

Q49: Do I have to use the website https://tenderoffer.nvidia.com in order to make or change my election?

Q50: If I accept the Offer, when will my Eligible Option Grants be amended?

Q51: Is there any reason why my Eligible Option Grants would not be amended if I make an election to accept the Offer?

Questions About the Tax Consequences of the Offer

Q52: What are the tax consequences to me under Section 409A if I don’t accept the Offer?

Q53: What are the tax consequences to me if I accept the Offer and amend all of my Eligible Option Grants?

Q54: Will my participation in this Offer change the tax classification of my Eligible Option Grants?

Q55: If my Eligible Option Grants were granted as ISOs, will participation in the Offer cause them to be treated as NSOs?

Q56: What happens if the Internal Revenue Code changes again?

Q2: In summary, what is the Offer?

In June 2006 the Audit Committee of the Board began a review of our stock option grant practices based on the results of a voluntary internal review. As a result of the Audit Committee’s review, we identified a number of occasions on which we used incorrect measurement dates for determining the accounting consequences of certain stock options. As such, these impacted stock options are deemed, for accounting purposes, to have been granted at a discount. Based on the determination made for accounting purposes, the impacted options may now be deemed to have been granted at a discount for tax purposes, which may expose the holders of these impacted stock option grants to potentially adverse tax treatment under Section 409A of the Internal Revenue Code.

To address the potentially adverse tax treatment under Section 409A, NVIDIA is commencing a tender offer to allow employees to amend their impacted options in a way that we believe will minimize or avoid the adverse tax treatment of Section 409A and state tax laws that have a similar effect.

Q3: What is Section 409A?

Section 409A of the Internal Revenue Code, (the “Code”) effective January 1, 2005, was added by the American Jobs Creation Act of 2004 (the “AJCA”) to address perceived abuses in deferred compensation by restricting election and distribution alternatives. Under the AJCA, deferred compensation includes stock options with an exercise price that is less than the fair market value of the underlying common stock to the extent such options were unvested as of December 31, 2004.

Q4: What happens if options are deemed to be deferred compensation under Section 409A?

As of the date of this Offer, the Internal Revenue Service (“IRS”) has not issued final guidance regarding how options which are deemed to be deferred compensation would be treated under Section 409A. However, based on currently available guidance, we believe that the following adverse U.S. federal tax consequences could apply:

•	The optionholder would recognize taxable income as the option vests. The amount of income recognized in connection with the vesting of the option will likely be equal to the fair market value of the newly vested option shares less the exercise price payable for those shares.

•	The optionholder would incur an additional twenty percent (20%) excise tax in connection with the vesting of the option shares.

•	The optionholder may also be liable for interest at a penalty rate if the taxes are not paid on a timely basis.

We believe that taxation could occur in such manner even though the option remains unexercised. It is also possible that the optionholder may be subject to additional income taxes and penalty taxes annually on increases in the value of the shares underlying the option that occur after the applicable vesting date until the option is exercised or expires. While it is not clear how any future annual increases in value would be measured, such taxation could be based on the highest value achieved by the underlying shares during the year or the value of the shares on December 31 of the applicable year.

In addition, certain states have also adopted laws similar to Section 409A, and an optionholder may also incur additional taxes and penalties under such state law provisions with respect to discounted options based on the state in which he or she is subject to taxation. For instance, California has adopted a provision similar to Section 409A that could result in an aggregate state and federal tax rate of approximately 80% with regard to a discounted stock option for individuals subject to taxation in California.

Q5: Why may NVIDIA stock options be deemed to have been granted at a discount for purposes of Section 409A?

As part of our recent review of our option grant practices and the restatement of the financial statements, it has been determined that certain stock options have a different “measurement date” for accounting purposes than the “grant date” set forth in the applicable option agreement. As the fair market value on the “measurement date”

exceeds the fair market value on the “grant date”, the options are deemed to have been granted at a discount for purposes of our accounting treatment of the options.

The definition of “measurement date” for accounting purposes is somewhat different than the definition of “grant date” for tax purposes, but these two terms are not substantially different. It is not clear based on the currently available guidance under the Code whether the IRS will determine that the “grant date” (for tax purposes, including for purposes of determining compliance with Section 409A) must be the same as the “measurement date” (for accounting purposes). If the IRS determines that the “grant date” should be the same as the “measurement date”, then the NVIDIA stock options may be deemed to have been granted at a discount for purposes of Section 409A.

Q6: What is the Offer?

NVIDIA is offering to amend the Eligible Portion of certain stock option grants that may be deemed to be discounted stock options so they should no longer be subject to the adverse personal tax treatment of Section 409A. Specifically, NVIDIA is offering to amend the Eligible Portion of each Eligible Option Grant to delay the first date on which the Eligible Portion may be exercised from the vesting date to the earliest of the following Permissible Exercise Events:

(1)	termination of service with NVIDIA for any reason, including resignation;

(2)	death;

(3)	disability (as defined by Section 409A of the Code);

(4)	a change in control (as defined by Section 409A of the Code); and

(5)	January 1st of the calendar year specified by you (not earlier than 2007 and not later than the existing expiration date of the Eligible Option).

Please note that the part of your Eligible Option Grant that is amended by this Offer will only be exercisable, if at all, at the earliest to occur of these five events.

Q7: Which NVIDIA stock options are subject to the Offer?

Certain option grants that we call “Eligible Option Grants” may be deemed to be nonqualified deferred compensation that is subject to adverse taxation under Section 409A and it is these stock options that are the subject of this Offer. If you are an Eligible Optionee you should have received a personalized Eligible Option Grant Detail Statement. Please see Q9 for more information. Eligible Option Grants are those stock options that have each of the following characteristics:

•	options that were granted to an “Eligible Optionee” under either the 1998 Plan or the 2000 Plan; and

•	options that were granted on one of the following dates: October 28, 1999, January 31, 2000, February 29, 2000, December 23, 2000, January 3, 2001, January 26, 2001, February 1, 2001, March 1, 2001, July 26, 2001, July 31, 2001, September 28, 2001, November 30, 2001 or certain options granted on May 1, 2003; and

•	options that were granted with an exercise price per share that was less, or may have been less, than the fair market value per share of the NVIDIA common stock underlying the option on the option’s grant date.

Please note that certain stock option grants made on May 1, 2003 are not Eligible Option Grants as they are not deemed to have been issued at a discount for accounting purposes. If you have a question as to whether the option that you were granted on May 1, 2003 is an Eligible Option Grant, please send an email to tenderoffer@nvidia.com.

Q8: What is the Eligible Portion of my Eligible Option Grant?

The portion of your Eligible Option Grant that may be amended under the Offer has each of the following characteristics:

•	the portion of the Eligible Option Grant that vested, or is scheduled to vest, after December 31, 2004;

•	the portion of the Eligible Option Grant that is still outstanding and unexercised as of the Expiration Time; and

•	the portion of the Eligible Option Grant that is beneficially owned by the Eligible Optionee.

Only an Eligible Optionee may participate in the Offer. Therefore, any portion of an Eligible Option Grant that is “beneficially owned” by a person who is not an Eligible Optionee may not be amended in the Offer. For example, if part of an Eligible Option Grant is assigned by a domestic relations order (or comparable legal document) to your former spouse, only the portion that is beneficially owned by you may be eligible for amendment.

Q9: Am I an Eligible Optionee?

You are an Eligible Optionee if you were granted an Eligible Option Grant and, as of the end of the Offer period, you are (1) a current employee of NVIDIA and (2) you are listed on our U.S. payroll as of November 29, 2006. If your employment with us terminates prior to the end of the Offer period, you will not continue to be an Eligible Optionee.

If you are an Eligible Optionee, you should have received a personalized Eligible Option Grant Detail Statement that describes your Eligible Option Grant(s). If you believe that you are an Eligible Optionee and if you have not yet received your Eligible Option Grant Detail Statement, please contact tenderoffer@nvidia.com immediately.

Q10: If I live outside of the United States, may I participate in the Offer?

If you are an Eligible Optionee listed on the U.S. payroll as of November 29, 2006, you may participate in the Offer regardless of where you live.

Q11: Does the Offer apply to shares of NVIDIA common stock that I currently own?

No. The Offer relates only to the portion of your Eligible Option Grants that are currently unexercised.

Q12: What happens to the portion of my Eligible Option Grant that I have already exercised?

Pursuant to the transitional relief and proposed regulations provided under Section 409A, if you exercised your Eligible Option Grant (or portion thereof) on or prior to December 31, 2005, that exercised portion should not be subject to the potential negative personal tax consequences under Section 409A.

However, if you exercised your Eligible Option Grant (or portion thereof) during calendar year 2006, no similar transitional relief has been provided. The exercised Eligible Option Grant (or portion thereof) may be subject to adverse personal tax consequences under Section 409A (and similar state tax laws).

Once final guidance is issued by the IRS, we will provide further clarification on this issue.

Q13: What happens to the portion of my Eligible Option Grant that was vested as of December 31, 2004?

Under the currently available guidance under Section 409A, stock options (or any portion of a stock option) that had vested as of December 31, 2004 are exempted from the adverse personal tax treatment under Section 409A.

Q14: Will the vesting of my Eligible Option Grant change if I participate in the Offer?

No. Your Eligible Option Grant, as amended by the Offer, will continue to be subject to the current vesting schedule.

Q15: Will the exercise price of my Eligible Option Grant change if I participate in the Offer?

No. Your Eligible Option Grant, as amended by the Offer, will continue to be subject to the same exercise price as in effect prior to the amendment of your Eligible Option Grant.

Q16: Will the number of shares subject to my Eligible Option Grant change if I participate in the Offer?

No. The number of shares of our common stock subject to the Eligible Option Grant will not change.

Q17: Why am I receiving this Offering Memorandum? Why does this Offering Memorandum refer to the “tendering” of my Eligible Option Grants? What does “tender” mean?

We are offering to amend the Eligible Option Grants in a way that requires the consent of the Eligible Optionee. The SEC may take the position that we are offering new options to you in exchange for your existing options, or to “tender” your Eligible Option Grants to us and in exchange we will give you Amended Options. The SEC requires that if we are asking you to “tender” your Eligible Option Grants, then we must make certain filings with the SEC and provide you with disclosures such as those contained in the Offering Memorandum. The Offering Memorandum contains the official terms and conditions of our Offer.

We will occasionally refer in this document to you “tendering” your Eligible Option Grant for amendment, by which we mean that you will deliver your election form to NVIDIA to amend the Eligible Portion of your Eligible Option Grant for acceptance upon the expiration of the Offer.

Q18: Why is NVIDIA making the Offer?

The Offer is being made to permit Eligible Optionees to address the potential adverse personal tax consequences that may apply to their Eligible Option Grants under Section 409A. By amending such options, the Eligible Optionee should be able to reduce or avoid the application of such adverse federal tax treatment. However, you should note that the application of Section 409A to the Eligible Option Grants is not entirely free from doubt and we make no representations as to the effect of this Offer under Section 409A or the effect of the Offer under state tax laws that are similar to Section 409A.

Q19: Can I elect to increase the exercise price of my Eligible Option Grants instead of selecting an Amended Exercise Schedule?

No. You may not elect to increase the exercise price of your Eligible Option Grants in lieu of selecting an Amended Exercise Schedule.

Questions About Selecting a Chosen Exercise Year

Q20: Who selects the “Chosen Exercise Year”?

You will select Chosen Exercise Year(s) for the Eligible Portion of each Eligible Option Grant that you tender in this Offer. The Chosen Exercise Year(s) may be any calendar year between 2007 and the year in which your Eligible Option Grant expires.

Q21: Can I pick more than one Chosen Exercise Year?

If you have more than one Eligible Option Grant, you may select a different Chosen Exercise Year for each Eligible Option Grant.

In addition, you may also elect to divide the Eligible Portion of an Eligible Option Grant into two or more parts, and elect a different Chosen Exercise Year for each such part. If you choose to divide the Eligible Portion of your Eligible Option Grant into different Chosen Exercise Years, the shares will be allocated between the Chosen Exercise Years that you have selected based on vested status to the greatest extent possible, with currently vested shares being allocated to the earliest Chosen Exercise Year, and unvested shares allocated to the latest Chosen Exercise Year.

Q22: Can I pick 2006 as my Chosen Exercise Year?

No, under the guidance currently provided under Section 409A, you cannot pick the year in which you make your election to amend your Eligible Option Grants to comply with Section 409A.

Q23: What happens if I pick the year in which my Eligible Option Grant will expire as my Chosen Exercise Year?

Your participation in this Offer will not extend the term of your Eligible Option Grant(s) beyond the existing expiration date. If you select the last calendar year of the term of your Eligible Option Grant as the Chosen Exercise Year, you will not have the full calendar year to exercise your Amended Option, as the existing expiration date of the term of your Eligible Option Grant does not change.

Questions About Exercising Options Amended Under the Offer

Q24: If I elect to amend my Eligible Option Grant, when can I exercise?

The Eligible Portion of your Eligible Option Grant, as amended by this Offer, will only be exercisable only on the first to occur of the five Permissible Exercise Events: your Chosen Exercise Year, the termination of your service, your death, your disability or a change in control. The Ineligible Portion of your Eligible Option Grant (that is, the portion which may not be amended pursuant to this Offer) will continue to be exercisable.

Any exercise of your Eligible Option Grant must comply with the NVIDIA Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are not permitted. In addition, you may not exercise unvested shares of your Eligible Option Grant.

Q25: Can I change my Chosen Exercise Year after the Offer is completed?

No. Once the Offer expires, your election decision is final and may not be changed. Following the amendment of your Eligible Option Grant in the Offer, you may exercise your Amended Option prior to the Chosen Exercise Year only if your service with NVIDIA terminates, if you suffer a disability, if you die or if NVIDIA undergoes a change in control.

Q26: If I elect to amend my Eligible Option Grant, when will it expire?

In general, if your Amended Option becomes exercisable as a result of your termination of service, death, disability or change in control, the Amended Option will expire on the later of (1) December 31 of the year in which such Permissible Exercise Event occurs, and (2) the 15th day of the third calendar month following the actual date of such Permissible Exercise Event.

For example, if your Chosen Exercise Year is 2009 and you terminate on July 31, 2008, then your Amended Option will generally become exercisable on July 31, 2008, and you will generally have until December 31, 2008 in which to exercise your Amended Options even though you chose calendar 2009 as the Chosen Exercise Year.

Similarly, if your Chosen Exercise Year is 2009 and you terminate on November 30, 2008, then your Amended Option will generally become exercisable on November 30, 2008, and you will have until February 15, 2009 in which to exercise your Amended Options even though you chose calendar 2009 as the Chosen Exercise Year.

If a change of control is the first Permissible Exercise Event with regard to an Amended Option, your Amended Option may expire prior to time described above if the terms of the transaction agreement between NVIDIA and the acquiring entity provide for the termination of your Amended Option.

If none of these events occurs prior to January 1 of your Chosen Exercise Year, then your Amended Option will generally terminate and cease to be exercisable as of December 31 of the Chosen Exercise Year.

For example, if your Chosen Exercise Year is 2008 and you terminate on November 30, 2008, then your Amended Option will expire on December 31, 2008.

If you have chosen the last year of the original term of your Amended Option as your Chosen Exercise Year, your Amended Option will expire on the original expiration date.

If you are a “specified employee” during your Chosen Exercise Year, and your service with NVIDIA terminates during that year, then, your Amended Option may be treated differently. Please refer to Section 1 of the Offering Memorandum for more details.

In no event will the Amended Option be exercisable following the original expiration date of the Eligible Option Grant.

We call the date on which your Amended Options expire, as described above, the New Termination Date.

Q27: What happens if my service with NVIDIA terminates prior to my Chosen Exercise Year?

Termination of your service with NVIDIA is a Permissible Exercise Event. Therefore, if your service with NVIDIA terminates prior to your Chosen Exercise Year, all vested options as of your termination date become exercisable on your date of termination and shall be exercisable until the later of (1) December 31 of the year in which your service terminates, and (2) the 15th day of the third calendar month following the date on which your service terminates.

For example, if you select calendar year 2008 as your Chosen Exercise Year for your Amended Option, and none of the other Permissible Exercise Events occurs between the Amendment Date and December 31, 2007, then the Amended Option will be exercisable (to the extent vested) as of January 1, 2008. If your Eligible Option Grant’s current expiration date is March 1, 2008, then you would not have the full calendar year to exercise the Amended Option. You would have from January 1, 2008 through March 1, 2008 to exercise the Amended Option.

However, if you are a specified employee at the time of your termination, then, your Amended Option may be treated differently. Please refer to Section 1 of the Offering Memorandum for more details.

In no event may you exercise your Amended Option after the original expiration date of the Amended Option. Any exercise of your Amended Option must comply with the NVIDIA Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are not permitted.

Q28: What happens to my Amended Option if I take a leave of absence?

If you take a leave of absence, the vesting of your Amended Option will continue only as provided under the terms of the leave of absence policy applicable to your particular leave. If your Amended Option has not fully vested at the time it is scheduled to expire under the Amended Exercise Schedule, you will forfeit your right to exercise your Amended Option as to the unvested shares subject to your Amended Option.

In addition, certain leaves of absence may be deemed a termination of your service under Section 409A (for example, where the facts suggest that you do not intend to return to work upon completion of your leave). If the leave of absence is deemed a termination of service, your Amended Option would be exercisable as described in Q27 above.

In selecting a Chosen Exercise Year, you should consider whether you may need to take a leave of absence prior to the year in which your Amended Option will become fully vested, and select your Chosen Exercise Year accordingly.

Q29: What happens if my Amended Option has not become fully vested prior to the New Termination Date?

If any shares subject to your Amended Option have not vested by the New Termination Date, which is the expiration date of your Amended Option, you will forfeit your right to exercise your Amended Option as to those unvested shares.

Questions About Deciding Whether to Participate in the Offer

Q30: Am I required to participate in the Offer?

No. Participation in the Offer is voluntary and you are not required to amend any of your Eligible Option Grants. However, at this time, NVIDIA considers this Offer a one-time-only opportunity, and is not considering making any additional tender offers or providing Eligible Optionees with additional opportunities to amend their Eligible Option Grants to comply with Section 409A.

Q31: If I accept the Offer, am I guaranteed that the Eligible Portion of my Eligible Option Grants will not be subject to the adverse personal tax consequences under Section 409A?

No. At this time there is relatively limited guidance as to how Section 409A applies to Eligible Options, including Eligible Option Grants that are amended pursuant to the Offer. We believe that this Offer complies in good faith with available guidance to avoid the potentially adverse personal tax consequences of Section 409A.

Please see Section 12 of the Offering Memorandum, Material U.S. Federal Income Tax Consequences, beginning on page 35 for more detailed information regarding the tax consequences of this Offer.

We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

Q32: If I choose to participate in the Offer, am I required to amend all of my Eligible Option Grants?

No. If you have more than one Eligible Option Grant, you may tender some of your Eligible Option Grants. However, with respect to any one Eligible Option Grant, we will not accept a tender of less than the entire

Eligible Portion of your Eligible Option Grant. If you tender your Eligible Option Grant for amendment, you must tender the entire Eligible Portion of that Eligible Option Grant.

Q33: What happens if I hold an Eligible Option Grant and I do not participate in the Offer? What happens if I hold more than one Eligible Option Grant and I do not agree to amend all of my Eligible Option Grants?

If you do not elect to participate in the Offer, or if you do not elect to amend each of your Eligible Option Grants pursuant to the Offer, then your Eligible Option Grants which you do not elect to amend will continue to be exercisable in accordance with their respective current terms. However, you should be aware that adverse personal tax consequences under Section 409A (and state tax laws) may apply to your Eligible Option Grants that are not amended pursuant to this Offer, and you will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and state tax laws).

Q34: Will my decision about participating in the Offer affect my eligibility to receive future stock option grants from NVIDIA?

No. Your decision to accept or reject the Offer will have no effect on your eligibility to receive additional option grants or other equity awards in the future from NVIDIA. Any additional equity awards granted to Eligible Optionees in the future will be made in the sole discretion of the Board (or a duly appointed committee thereof) without regard to a decision to accept or reject the Offer.

Q35: What does NVIDIA think of the Offer?

Although the Board has approved the Offer, neither NVIDIA nor our Board makes any recommendation as to whether you should participate in the Offer. You must make your own decision as to whether to accept the Offer and amend the Eligible Portion of your Eligible Option Grants. You should carefully review this Offering Memorandum and all of the Exhibits in their entirety before deciding whether to elect to participate in the Offer. We strongly recommend that you consult with your personal financial, tax, and legal advisors in order to determine whether to accept or decline this Offer.

Q36: Can anyone at NVIDIA or Deloitte Tax LLP help me decide whether I should participate in the Offer?

Unfortunately, no. We have not authorized any person to make any recommendation on our behalf as to whether you should amend your Eligible Option Grant pursuant to the Offer. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in the Offering Memorandum and the Exhibits (such as the presentation made by Deloitte Tax LLP). If anyone (including anyone at NVIDIA or Deloitte Tax LLP) makes any such recommendation or representation to you or gives you any such information, you must not rely upon that recommendation, representation or information as having been authorized by NVIDIA. We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

Q37: What risks should I consider in deciding whether to participate in the Offer?

Amending your Eligible Option Grants pursuant to the Offer does involve some risks. In particular, if you amend your Eligible Option Grants, you will change the exercise schedule and possibly the expiration date for those options (however, in no case will the expiration date be extended beyond your option’s current expiration date). In effect, you may be replacing currently exercisable options for options that are not exercisable and that may not become exercisable for the foreseeable future. In amending your Eligible Option Grants, you should also carefully consider this risk, the risks that are part of our business and financial condition, as well as certain tax risks, which are described on pages ii to iii of the Offering Memorandum.

Q38: How might stock price fluctuations in the future impact my decision?

While we believe that this Offer will give Eligible Optionees the opportunity to avoid the adverse personal tax consequences of Section 409A, we cannot guarantee that Eligible Optionees will ultimately be better off by holding options with the Amended Exercise Schedule than they would by not participating in the Offer, exercising at current share prices, and paying the resulting taxes and any associated penalties and interest charges. We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the consequences of accepting or rejecting the Offer.

Q39: Where can I find out more information about the Offer?

The complete terms and conditions of the Offer are set forth in the Offering Memorandum, including the Exhibits. You should carefully read the Offering Memorandum in its entirety to learn about the Offer.

In addition, NVIDIA will be holding informational meetings that will review the terms and conditions set forth in the Offering Memorandum. These meetings will be held on the Santa Clara Campus in the Marco Polo Conference Room in Building E at the following times:

Wednesday, November 29, 2006
Session 1:	2:00 PM (PST)
Session 2:	3:30 PM (PST)
Session 3:	5:00 PM (PST)

Monday, December 4, 2006
Session 4:	1:00 PM (PST)
Session 5:	3:00 PM (PST)
Session 6:	5:00 PM (PST)

There will be no material difference in the information provided at each of these meetings. If you cannot attend one of these meetings, Session 1 will be recorded and the replay will be posted at https://tenderoffer.nvidia.com. In addition, the slides that will be shown at the informational meetings have been filed with the SEC as an Exhibit to the Offering Memorandum.

Questions About the Process of Making an Election Under the Offer

Q40: If I am an Eligible Optionee, how do I make an election to participate in the Offer?

If you are an Eligible Optionee, you must log on to the Offer website at https://tenderoffer.nvidia.com. You must review the Welcome Screen. From that screen, you may either click on the View/Elect button to proceed with your election or you may click on the button to Contact Us to ask questions about the Offer or the election process.

If you select the View/Elect screen, you will then see the Election Information page, which contains links to the NVIDIA Tender Offer Documents filed with the SEC and the email of Announcement of Offer. From this screen, you can proceed to the Electronic Election Forms, of which there are 3. You will need to check the appropriate boxes to indicate whether you intend to amend your Eligible Option Grant(s) in accordance with the terms of the Offer, and if so, to select the Chosen Exercise Year(s) applicable to your tendered Eligible Option Grant(s). After completing the three Electronic Election Forms, you will be redirected to the Agreement to Terms of Election page. Only after you have agreed to the Agreement to Terms of Election will you be redirected to the Election Confirmation Statement page. Please print and keep a copy of the Election Confirmation Statement for your records.

If you are not able to submit your election electronically via the website solely as a result of technical failures inherent to the website, such as the website being unavailable or the website not accepting your election, you must complete and submit a Paper Election Form that is filed with this Offering Memorandum, via facsimile to the attention of Tender Offer at (408) 486-2577 or by email to tenderoffer@nvidia.com.

Q41: If I am an Eligible Optionee but I do NOT want to amend my Eligible Option Grants, do I need to fill out an election form?

Yes. If you are an Eligible Optionee, you will need to fill out an election form even if you do not wish to amend your Eligible Option Grants in order to formally notify NVIDIA that you are rejecting the Offer as to all of your Eligible Option Grants.

Please note that if you do not elect to amend the Eligible Portion of your Eligible Option Grant, adverse personal tax consequences under Section 409A (and similar state tax laws) may apply to your Eligible Option Grant, and you will be solely responsible for any excise taxes, penalties, or interest payable under Section 409A (and similar state tax laws).

Q42: During what period of time may I make my election?

The Offer, and your right to tender or not to tender Eligible Option Grants for amendment, and your right to withdraw or change any previous election to tender or not to tender Eligible Option Grants for amendment, expires at 6:00 p.m., Pacific Time, on December 29, 2006 (the “Expiration Time”), unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open.

If we extend the period of time during which the Offer will remain open, the term “Expiration Time” will refer to the latest time and date at which the Offer expires. You must submit your Electronic Election Form (or, if applicable, we must receive your Paper Election Form) before the extended Expiration Time. We do not currently expect to extend the Offer beyond the end of calendar year 2006.

If we do not receive your complete and correct election form and any other required documentation before the Expiration Time, you will not be able to amend your Eligible Option Grants.

Q43: How will I know if the period of time during which the Offer will remain open is extended?

If we extend the length of time during which the Offer is open, we will issue an announcement no later than 5:59 p.m., Pacific Time, on December 29, 2006. Any announcement relating to the Offer will be sent promptly to all Eligible Optionees in a manner reasonably designed to inform Eligible Optionees of the change, which may include an email communication from tenderoffer@nvidia.com.

Q44: What happens if my service with NVIDIA terminates prior to the Expiration Time?

You must be an employee of NVIDIA at the Expiration Time in order to participate in the Offer. If your service terminates prior to the Expiration Time, you will cease to be an Eligible Optionee and any election that you have made prior to the termination of your employment will not become effective and your Eligible Option Grant will not be amended under the Offer.

Q45 Can I change my election after I have submitted my Election Form?

You may change your previously submitted election at any time prior to the Expiration Time. You may change your previously submitted elections more than once. If you submit a change to your election during the Offer, you should print a copy of your revised election form and your updated Election Confirmation Statement, and keep these documents with your other records for this Offer.

Q46: Can I exercise my Eligible Option Grants prior to the Expiration Time?

You may exercise your Eligible Option Grants during the term of the Offer, provided that such exercise complies with the existing terms of your Eligible Option Grants, the NVIDIA Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are not permitted. However, any election you have made to accept the Offer as to the exercised shares will be null and void. Potential adverse personal tax consequences under Section 409A (and similar state tax laws) may apply to your Eligible Option Grants that are exercised prior to the Expiration Time and therefore not amended pursuant to this Offer, and you will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and any similar state laws).

Q47: Will NVIDIA tell me if there is a problem with my election form?

If you have properly submitted an election document, we will send you an Election Confirmation Statement within one business day after we have received your election. If you do not receive such an Election Confirmation Statement, please contact tenderoffer@nvidia.com. Please note that NVIDIA is not obligated to give you notice of any defects or irregularities in any election form, or other related documentation, and no one will be liable for failing to give notice of any defects or irregularities.

Q48: How will I know if I have properly accepted the Offer?

You will receive an Election Confirmation Statement confirming your election within one business day after we receive your election (or a change to your election) and then again within one business day after the Expiration Time. If you have a question prior to the Expiration Time regarding the validity of your election, please send your question to tenderoffer@nvidia.com.

NVIDIA will determine, in our discretion, all questions as to the form and validity, including time of receipt, of documentation related to this Offer. Our determinations regarding these matters will be final and binding.

Q49: Do I have to use the website https://tenderoffer.nvidia.com in order to make or change my election?

Yes. NVIDIA will generally only accept elections to participate in the Offer via https://tenderoffer.nvidia.com. However, if you are unable to make or change your election by electronic means at https://tenderoffer.nvidia.com solely as a result of technical failures inherent to the website, such as the website being unavailable or the website not accepting your election or change of election, you will need to complete and submit a Paper Election Form, via facsimile to the attention of Tender Offer at (408) 486-2577 or by email to tenderoffer@nvidia.com.

Q50: If I accept the Offer, when will my Eligible Option Grants be amended?

Unless we amend or terminate the Offer in accordance with its terms, NVIDIA will amend the Eligible Portion of those Eligible Option Grants as to which you properly made a valid election (and did not validly revoke that election) effective as of the Expiration Time (such date, the “Amendment Date”, is currently expected to be December 29, 2006) to reflect the Amended Exercise Schedule (and associated New Termination Date).

Q51: Is there any reason why my Eligible Option Grants would not be amended if I make an election to accept the Offer?

This Offer is subject to the terms and conditions described in the Offering Memorandum. We will only accept elections as to the Eligible Portion of the Eligible Option Grant that are properly submitted for amendment and not validly withdrawn in accordance with Sections 4 and 5 of the Offering Memorandum before the Expiration Time. We may, however, reject any or all election forms to the extent that we determine they were not properly submitted, to the extent that we determine it is unlawful to accept the Eligible Option tendered for amendment or to the extent certain conditions described in the Offering Memorandum exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. See Sections 6 and 7 of the Offering Memorandum.

Questions About the Tax Consequences of the Offer

Q52: What are the tax consequences to me under Section 409A if I don’t accept the Offer?

If you do not accept the Offer as to each of your Eligible Option Grants, we believe you may be subject to taxation as described in Q4 above. You will be solely responsible for any excise taxes, penalties, or interest payable under Section 409A (and state tax laws).

Q53: What are the tax consequences to me if I accept the Offer and amend all of my Eligible Option Grants?

If you accept the Offer to amend the Eligible Portion of your Eligible Option Grant(s), the amendment of your Eligible Option Grant(s) should not be a taxable event for U.S. federal income tax purposes. At this time, there is relatively limited guidance as to how Section 409A applies to Amended Options. We believe that we have complied in good faith with available guidance with respect to offering to amend Eligible Option Grants pursuant to the Offer to avoid the potentially adverse personal tax consequences of Section 409A. Based on this belief, going forward, NVIDIA will treat your Amended Option as a nonstatutory stock option (“NSO”) for U.S. federal income tax purposes.

Accordingly, upon each exercise of your Amended Option, you will recognize ordinary income taxable at regular rates equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and NVIDIA must collect the applicable withholding taxes with respect to such income. The subsequent sale of the shares acquired upon the exercise of your Amended Option will give rise to a capital gain to the extent the amount realized upon that sale exceeds the sum of the (i) exercise price paid for the shares plus (ii) the taxable income recognized in connection with the exercise of your Amended Option for those shares. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long-term if the shares are not sold until more than one (1) year after the date the Amended Option is exercised for those shares.

Q54: Will my participation in this Offer change the tax classification of my Eligible Option Grants?

No. We will be treating all Eligible Option Grants as NSOs from and after the date on which this Offer commences, regardless of whether the Eligible Optionee elects to participate in the Offer.

Q55: If my Eligible Option Grants were granted as ISOs, will participation in the Offer cause them to be treated as NSOs?

Some of the Eligible Option Grants were originally granted with the intention that such awards would qualify as “incentive stock options” (or “ISOs”) for tax purposes. As provided in the Code, an option must be granted with an exercise price that is at least equal to the fair market value of our common stock on the “grant date” (among other requirements) in order to qualify as an ISO. Under Section 409A, ISOs are exempt from the adverse personal tax consequences described above. Therefore, as a result of the uncertainty described above as to whether the IRS will respect our original determination of the “grant date” for the Eligible Option Grants, there can be no assurance that the Eligible Option Grants that were granted with the intention of qualifying as ISOs will be respected by the IRS as ISOs or that such Eligible Option Grants are not subject to Section 409A.

Given the lack of definitive guidance from the IRS, NVIDIA will be treating all Eligible Option Grants as NSOs from and after the date on which this Offer commences, including Eligible Option Grants that were intended to qualify as ISOs, regardless of whether the Eligible Optionee elects to participate in the Offer. If the IRS later provides guidance that the Eligible Option Grants that were intended to be treated as ISOs do qualify ISOs, we will treat such Eligible Option Grants, including the Amended Options, as ISOs to the extent provided in such guidance.

However, it should be noted that the amendment of the Eligible Option Grants pursuant to this Offer may be viewed as a modification of the option which does not satisfy the statutory rules for ISO treatment. As a result, it may later be determined by the IRS that the Eligible Option Grants could have remained ISOs if the Eligible Option Grants had not been amended pursuant to the Offer. Additionally, if the IRS determines that the Eligible Option Grants that were intended to be treated as ISOs do qualify as ISOs, then such ISOs would not have needed to be amended pursuant to the Offer in order to avoid the adverse personal tax consequences under Section 409A.

Q56: What happens if the Internal Revenue Code changes again?

We consider the Offer to be a one-time-only offer. Although we believe that the Offer gives our Eligible Optionees an opportunity to avoid certain penalties and other adverse personal tax consequences under Section 409A in light of current guidance, we cannot guarantee that future guidance, the final regulations, or other changes to Section 409A, will not affect the tax treatment of your Eligible Option Grants in the future. We do not expect to offer another option amendment program in the foreseeable future.

We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

OFFER TO AMEND ELIGIBLE OPTION GRANTS

INTRODUCTION

THE OFFER

1. ELIGIBLE OPTIONEES; ELIGIBLE OPTION GRANTS; THE PROPOSED AMENDMENT; THE AMENDED OPTIONS; EXPIRATION AND EXTENSION OF OFFER; NOTIFICATION

NVIDIA Corporation (“NVIDIA”) is offering certain optionholders (the “Eligible Optionees”) the opportunity to amend certain portions of certain options to purchase NVIDIA common stock that were granted under the NVIDIA Corporation 1998 Equity Incentive Plan, as amended (the “1998 Plan”) and the NVIDIA Corporation 2000 Nonstatutory Equity Incentive Plan, as amended (the “2000 Plan” and collectively with the 1998 Plan the “Plans”). As described in this Section 1 of this Offer to Amend Eligible Option Grants (the “Offering Memorandum”), the Eligible Portion of the Eligible Option Grant, as amended (such portion, as amended, “Amended Option”), will cease to be exercisable (to the extent currently exercisable) and will become exercisable only upon the occurrence of certain defined events (the “Permissible Exercise Events”). The other material terms and conditions of the Amended Option, including the exercise price and any current vesting schedule, will not be affected by the Offer.

We are making the Offer on the terms and subject to the conditions described in this Offering Memorandum (including the Exhibits hereto), as they may be amended from time to time, and these terms and conditions constitute the “Offer.” The Offer is not conditioned on the acceptance of the Offer by a minimum number of optionees or the tender of elections to amend options covering a minimum number of shares.

Eligible Optionees.

All individuals who were granted an Eligible Option Grant and who, as of the Expiration Time are (1) current employees of NVIDIA (other than current executive officers), and (2) on our U.S. payroll as of November 29, 2006 in respect of the Eligible Option Grants may participate in the Offer (the “Eligible Optionees”). If your employment with us terminates prior to the Expiration Time, you will not continue to be an Eligible Optionee, and any election that you make or have made to accept the Offer in respect of your Eligible Option Grants will not be accepted or become effective. Unless expressly provided otherwise by the applicable laws of a non-U.S. jurisdiction, your employment with NVIDIA will remain “at-will” regardless of your participation in the Offer and can be terminated by you or us at any time.

None of the current members of our Board of Directors (the “Board”) or our current executive officers are eligible to participate in the Offer.

Eligible Option Grants

The stock options that are the subject of this Offer are those stock options that that have each of the following characteristics (the “Eligible Option Grants”):

•	options that were granted to an Eligible Optionee under either the 1998 Plan or the 2000 Plan;

•	options that were granted on one of the following dates: October 28, 1999, January 31, 2000, February 29, 2000, December 23, 2000, January 3, 2001, January 26, 2001, February 1, 2001, March 1, 2001, July 26, 2001, July 31, 2001, September 28, 2001, November 30, 2001 and certain of the stock options granted on May 1, 2003; and

•	options that were granted with an exercise price per share that was less, or may have been less, than the fair market value per share of the NVIDIA common stock underlying the option on the option’s grant date.

Please note that certain stock option grants made on May 1, 2003 are not Eligible Option Grants as they are not deemed to have been issued at a discount for accounting purposes. If you have a question as to whether the option that you were granted on May 1, 2003 is an Eligible Option Grant, please send an email to tenderoffer@nvidia.com.

Only certain portions of an Eligible Option Grant may be amended under the Offer. The portion of the Eligible Option Grant that is eligible to be amended under the Offer is the portion that has each of the following characteristics (the “Eligible Portion”):

•	the portion of the Eligible Option Grant that vested, or is scheduled to vest, after December 31, 2004;

•	the portion of the Eligible Option Grant that is still outstanding and unexercised as of the Expiration Time; and

•	the portion of the Eligible Option Grant that is beneficially owned by the Eligible Optionee.

Any portion beneficially owned by a person who is not an Eligible Optionee may not be amended in the Offer (even if legal title to that portion of the Eligible Option Grant is held by you and you are an Eligible Optionee). The Eligible Portion of an Eligible Option Grant that is covered by a domestic relations order (or comparable legal document as the result of the end of a marriage) is the portion of that Eligible Option Grant that is beneficially owned by the Eligible Optionee.

For example, if you hold an Eligible Option Grant to purchase 1,000 shares that is subject to a domestic relations or similar order, and 200 of those shares are beneficially owned by your former spouse, and you have exercised 500 of the remaining 800 shares, then you may elect to amend the Eligible Option Grant only as to the 300 shares subject to the part of the Eligible Option Grant that you beneficially own.

Please note that the portions of Eligible Option Grants (A) that are considered “Grandfathered Options” (defined below), (B) that have already been exercised, (C) that have expired or otherwise been cancelled or (D) that are beneficially owned by someone other than the Eligible Optionee are not eligible for the Offer (collectively, the “Ineligible Portion”). “Grandfathered Options” are the portions of your Eligible Option Grants that were vested as of December 31, 2004. Under the currently available guidance under Section 409A, Grandfathered Options are exempted from the adverse personal tax treatment under Section 409A and therefore are not eligible to participate in this Offer. Any amendment of the Eligible Portion of your Eligible Options will not affect the Ineligible Portion of your Eligible Option Grants.

If you are an Eligible Optionee, then in a separate personalized email being sent to you in connection with this Offering Memorandum (in substantially the form filed as Exhibit 99.(a)(1)(F) hereto), you should have received a personalized Eligible Option Grant Detail Statement (in substantially the form filed as Exhibit 99.(a)(1)(G) hereto) that describes your Eligible Option Grant(s) (including the Eligible Portions thereof). If you believe that you are an Eligible Optionee and you have not yet received your personalized Eligible Option Grant Detail Statement, please contact tenderoffer@nvidia.com immediately.

As of October 29, 2006, options to purchase 70,373,716 shares of NVIDIA common stock were outstanding under our 1998 Plan with exercise prices of between $0.16 and $30.90 and options to purchase 9,874,602 shares of NVIDIA common stock were outstanding under our 2000 Plan with exercises prices between $2.86 and $32.74. Of these options, the Eligible Portions of the Eligible Option Grants cover an aggregate of 6,786,720 shares of our common stock. As of October 29, 2006, the shares of common stock issuable upon the exercise of the Eligible Portions of the Eligible Option Grants represent approximately 8.5% of the total shares of common stock issuable upon exercise of all options outstanding under the Plans and approximately 1.9% of the total outstanding shares of the Company’s common stock.

The Proposed Amendment

The Offer is an offer to amend an Eligible Option Grant to delay the first permissible date of exercise of the Eligible Portion to the earliest of the following events (each of which we call a “Permissible Exercise Event” and all of which together constitute the “Amended Exercise Schedule”):

(1)	termination of your service for any reason, including resignation;

(2)	your death;

(3)	your disability as defined by Section 409A;

(4)	a change in control as defined under Section 409A; or

(5)	January 1 of the calendar year specified by you (such year not earlier than 2007 and not later than the calendar year containing the Eligible Option Grant) (the “Chosen Exercise Year”).

The Eligible Portion of an Eligible Option Grant that is amended pursuant to this Offer (the amended Eligible Portion, an “Amended Option”) will generally have the same material terms and conditions as it did prior to its amendment pursuant to this Offer, including the same exercise price and vesting schedule, except that the Amended Option will cease to be exercisable (to the extent it currently is) as of the Amendment Date, and will again become exercisable only upon the earliest to occur of the five Permissible Exercise Events (and only to the extent then vested, and subject to any restrictions on exercise as a result of the NVIDIA Insider Trading Policy or any interim blackout periods during which cashless exercises and sales to cover are not permitted (any such restrictions on exercise, the “Blackout Period”)). Even if your Eligible Option Grant is fully vested on the Amendment Date, by electing to amend the Eligible Portion of your Eligible Option Grant to have the Amended Exercise Schedule, the Amended Option will not be exercisable until the occurrence of the first Permissible Exercise Event (that is, until the earliest of your separation from service, your death, your disability, a change in control of NVIDIA, and the Chosen Exercise Year).

Selecting Your Chosen Exercise Year(s): You will need to select a Chosen Exercise Year for the Eligible Portion of each Eligible Option Grant that you tender in this Offer. The Chosen Exercise Year may be any calendar year not earlier than calendar year 2007, but not later than the calendar year in which your Eligible Option Grant expires.

If you have more than one Eligible Option Grant, you may select a different Chosen Exercise Year for each Eligible Option Grant.

For example, assume you have one Eligible Option Grant to purchase 400 shares that expires in 2008, one Eligible Option Grant to purchase 300 shares that expires in 2009, and one Eligible Option Grant to purchase 200 shares that expires in 2010, and all of the shares subject to such option grants constitute the Eligible Portion of each such Eligible Option Grant and all of such shares are already fully vested. You may pick calendar year 2007 as the Chosen Exercise Year for all of these Eligible Option Grants. Alternatively, you may pick calendar year 2007 as the Chosen Exercise Year for the 400 share option, calendar year 2008 as the Chosen Exercise Year for the 300 share option, and calendar year 2009 as the Chosen Exercise Year for the 200 share option.

If you tender an Eligible Option Grant in the Offer, you may also elect to divide the Eligible Portion of that Eligible Option Grant into two or more parts, and elect a different Chosen Exercise Year for each such part. If you choose to divide the Eligible Portion of your Eligible Option Grant, the shares will be allocated among the Chosen Exercise Years that you have selected based on vested status to the greatest extent possible, with currently vested shares being allocated to the earliest Chosen Exercise Year(s), and unvested shares allocated to the latest Chosen Exercise Year(s). We refer to each separate part as an Amended Option.

For example, if the Eligible Portion of an Eligible Option Grant that you tender covers 400 shares, and is currently vested as to 100 shares, and you wish to select calendar year 2007 as the Chosen Exercise Year as to 50 shares, calendar year 2008 as the Chosen Exercise Year as to 100 shares, and calendar year 2009 as the Chosen Exercise Year as to the remaining 250 shares, your Amended Option covering 50 shares will be fully vested as of the Amendment Date, your Amended Option covering 100 shares will be 50% vested as of the Amendment Date, and your Amended Option covering 250 shares will be completely unvested as of the Amendment Date, and any future vesting will be deemed to occur as to the 100 share option prior to the 250 share option.

New Exercise Period & Termination Date for your Amended Option: In general, if your Amended Option becomes exercisable for any of the first four reasons described in the list above (i.e., termination of service, death, disability or change in control), it will terminate on the later of (1) December 31 of the year in which such Permissible Exercise Event occurs, and (2) the 15th day of the third calendar month following the actual date of such Permissible Exercise Event. In general, if one of these first four reasons occurs on or prior to September 30 of a given calendar year, the applicable expiration date according to the formula above will generally be December 31 of that year.

For example, if the Chosen Exercise Year is calendar year 2009 and you become “disabled” on July 31, 2008, then your Amended Option will become exercisable on July 31, 2008 and you will have until December 31, 2008 in which to exercise your Amended Option, even though you selected calendar year 2009 as the Chosen Exercise Year.

Similarly, if the Chosen Exercise Year is calendar year 2009 and you become “disabled” on November 30, 2008, then your Amended Option will become exercisable on November 30, 2008 and you will have until February 15, 2009 in which to exercise your Amended Option, even though you selected calendar year 2009 as the Chosen Exercise Year.

However, if your Amended Option first becomes exercisable under the Amended Exercise Schedule as a result of a termination of your service with NVIDIA, and if you are a member of senior management who is determined to be a “specified employee” (as defined under Section 409A) at the time of the termination, Section 409A generally requires us to implement a six month delay in the exercisability of your Amended Option. Therefore, to the extent reasonably necessary to comply with Section 409A, you may only exercise your Amended Option during the period commencing on the first business day following the six month anniversary of your termination date and ending on the later of (1) December 31 of the year in which such period begins and (2) the 15th day of the third calendar month following the date on which such period begins. Generally speaking, as defined under Section 409A, a “specified employee” is someone who is among the 50 highest paid officers of NVIDIA or an individual who is a one percent (1%) stockholder who earns more than $150,000 from NVIDIA or an individual who is a five percent (5%) stockholder of NVIDIA (regardless of income from NVIDIA).

So, if you are a “specified employee” and your Chosen Exercise Year is calendar year 2009, but your employment terminates on November 30, 2008, then your Amended Option will become exercisable on the first business day after May 30, 2009, and you will have until December 31, 2009 in which to exercise your Amended Option. Your Chosen Exercise Year of 2009 will not be relevant because your termination of employment occurred prior to 2009.

Similarly, if you are a “specified employee” and your Chosen Exercise Year is 2009, but your employment terminates on June 25, 2008, then your Amended Option will become exercisable on the first business day after December 25, 2008, and you will have until March 15, 2009 in which to exercise your Amended Option. Your Chosen Exercise Year of 2009 will not be relevant because your termination of employment occurred prior to 2009.

If a change of control is the first Permissible Exercise Event with regard to an Amended Option, and the terms of the transaction agreement between NVIDIA and the acquiring entity provide for the termination of your Amended Option if the Amended Option is not exercised prior to the consummation of the transaction (to the extent permitted under the applicable Plan), then your Amended Option may expire earlier than described above.

If none of the first four Permissible Exercise Events occurs prior to January 1 of the Chosen Exercise Year, then your Amended Option will become exercisable on January 1 of that Chosen Exercise Year, and you may generally exercise your Amended Option as to any vested shares throughout that calendar year, subject to the

Blackout Period. Your Amended Option will then generally terminate and cease to be exercisable after December 31 of the Chosen Exercise Year. However, if you are a “specified employee” during your Chosen Exercise Year, and your service with NVIDIA terminates during that year, then, to the extent reasonably necessary to comply with Section 409A, your Amended Option will cease to be exercisable on your termination date, and will only again become exercisable during the period commencing on the first business day following the six month anniversary of your termination date and ending on the later of (1) December 31 of the year in which such period begins and (2) the 15th day of the third calendar month following the date on which such period begins. In all cases, if you select the last calendar year of the term of your Eligible Option Grant as the Chosen Exercise Year, you will not have the full calendar year to exercise your Amended Option, as the original expiration date of the term of your Eligible Option Grant does not change. Your participation in this Offer will NOT extend the term of your Eligible Option Grant(s) beyond the existing expiration date.

For example, if you select calendar year 2008 for your Amended Option, and none of the other Permissible Exercise Events occurs between the Amendment Date and December 31, 2007, then the Amended Option will be exercisable (to the extent vested) as of January 1, 2008 and will remain exercisable until December 31, 2008. However, if this option would otherwise expire on July 31, 2008 (i.e., if that is the last day of the term of your Eligible Option Grant), you will not have the full year to exercise the Amended Option, and may only exercise the Amended Option through July 31, 2008.

In any event, if you have not exercised your Amended Option as to the vested shares subject to your Amended Option within the time periods described above (the last day of the applicable period, the “New Termination Date”), your Amended Option will expire and you will have no further rights to purchase any shares under your Amended Option. If any shares subject to your Amended Option have not vested by the New Termination Date, you will forfeit your right to exercise your Amended Option as to those shares in accordance with the existing terms of your stock option agreement.

For example, assume that you tender an Eligible Option Grant that has a current expiration date of July 1, 2009, and the Eligible Portion of such Eligible Option Grant covers 400 shares and is currently vested as to 300 of those shares, with the remaining 100 shares scheduled to vest in January 2009. You may elect to have calendar year 2008 as the Chosen Exercise Year with respect to the 300 vested option shares and calendar year 2009 as the Chosen Exercise Year for the 100 currently unvested option shares. If your Chosen Election Year is the first Permissible Exercise Event, your Amended Option will then expire not later than December 31, 2008 as to the 300 currently vested shares, and not later than July 1, 2009 as to the 100 currently unvested shares. However, if your employment were to terminate on December 31, 2007, the Amended Option would generally expire as to the 300 shares subject to the Eligible Portion on March 15, 2008, and you would have no rights to exercise the Amended Option as to the 100 unvested shares.

In the event of ambiguity, the Compensation Committee of our Board will have discretion to determine when, whether, and to what extent a Permissible Exercise Event has occurred and the expiration date applicable to the Amended Options.

Certain Definitions:

For the purposes of determining the occurrence of a disability as a Permissible Exercise Event, as defined under Section 409A, an employee is “disabled” if the employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of NVIDIA.

For the purposes of determining the occurrence of a change in control as a Permissible Exercise Event, as defined under Section 409A, a “change in control” means any of the following: (i) the date that any one person or persons acting as a group acquires ownership of NVIDIA stock constituting more than fifty percent (50%) of the total fair market value or total voting power of NVIDIA; (ii) the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the stock of NVIDIA possessing thirty-five percent (35%) or more of the total voting power of the stock of NVIDIA; (iii) the date that any one person or persons acting as a group acquires assets from NVIDIA that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of NVIDIA immediately prior to such acquisition; or (iv) the date that a majority of members of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or elections.

Additional Considerations

In deciding whether to accept the Offer to amend your Eligible Option Grant to reflect the Amended Exercise Schedule, you should know that NVIDIA continually evaluates and explores strategic opportunities as they arise, including business combination transactions, strategic partnerships, capital infusions, and the purchase or sale of assets. At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions. We also grant options in the ordinary course of business to our current and new employees, including our executive officers. Our employees, including our executive officers, from time to time acquire or dispose of our securities. Subject to the foregoing, and except as otherwise disclosed in the Offer or in our filings with the SEC, we presently have no plans or proposals that relate to or would result in:

(a) any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

(b) any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

(c) any material change in our present dividend rate or policy, or our indebtedness or capitalization;

(d) any change in our present Board or executive management team, including any plans to change the number or term of our directors or to fill any existing board vacancies or to change the material terms of any executive officer’s employment;

(e) any other material change in our corporate structure or business;

(f) our common stock not being authorized for quotation in an automated quotation system operated by a national securities association;

(g) our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934 (the “Securities Exchange Act”);

(h) the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act;

(i) the acquisition by any person of any of our securities or the disposition of any of our securities, other than in the ordinary course or pursuant to existing options or other rights; or

(j) any change in our certificate of incorporation or bylaws, or any actions which may impede the acquisition of control of us by any person.

Illustrative Example of Possible Elections

On November 29, 2006, an Eligible Optionee holds three separate Eligible Option Grants as follows:

(A)	an option to purchase 300 shares of common stock granted on December 23, 2000 that will expire on December 22, 2010;

(B)	an option to purchase 100 shares of common stock granted on July 26, 2001 that will expire on July 25, 2011; and

(C)	an option to purchase 500 shares of common stock granted on May 1, 2003 that will expire on April 30, 2010.

The Eligible Optionee must elect how to treat each Eligible Option Grant and may elect to amend all or none of the grants:

Type of Grant	Description of Grant	Election Choices	Sample Election

Grant A

An option to purchase 300 shares of our common stock:

•     100 shares vested prior to January 1, 2005 and have not yet been exercised

•     150 shares vested after December 31, 2004 and have not been exercised

•     50 shares that are scheduled to vest in 2007

The 200 shares subject to such option that did not vest before January 1, 2005 constitute the Eligible Portion of this Eligible Option.

The Eligible Optionee may amend all or none of the 200 shares that constitute the Eligible Portion, including the 50 unvested shares.

The 100 shares subject to such Eligible Option Grant that vested prior to January 1, 2005 are Grandfathered Options that are not eligible for amendment.

Elects to amend the Eligible Portion and selects different Chosen Exercise Years as follows:

•     100 currently vested shares in calendar year 2007

•     50 currently vested shares in calendar year 2008

•     50 currently unvested shares in calendar year 2009

Grant B

An option to purchase 100 shares of our common stock:

•     100 shares vested after December 31, 2004 and the option was exercised as to 50 shares

The 50 shares subject to such option that have not been exercised constitute the Eligible Portion of this Eligible Option Grant.

		The Eligible Optionee may amend the Eligible Portion as to all or none of the 50 shares. The 50 shares subject to such Eligible Option Grant that have been exercised are not eligible for amendment.	Elects not to amend the Eligible Option Grant. Optionee will be solely responsible for any taxes or penalties imposed under Section 409A (and applicable state tax laws) in respect of the Eligible Portion.

Grant C

An option to purchase 500 shares of our common stock:

•     500 shares are unvested as of November 29, 2006

•     300 of those shares are subject to a divorce decree

The 200 shares subject to such option that are not subject to a divorce decree constitute the Eligible Portion of this Eligible Option Grant.

The Eligible Optionee may amend the Eligible Portion as to all or none of the 200 shares.

The 300 shares that are subject to a divorce decree are not beneficially owned by the employee and are not eligible for amendment.

Elects to amend as follows:

•     200 shares in calendar year 2009

Former spouse will be solely responsible for any taxes or penalties imposed under Section 409A (and applicable state tax laws) in respect of the Eligible Portion.

The Amended Options

This Offer is subject to the terms and conditions described in this Offering Memorandum. We will only accept elections as to the Eligible Portion of the Eligible Option Grant that are properly submitted for amendment and not validly withdrawn in accordance with Sections 4 and 5 of this Offering Memorandum before the Expiration Time. We may, however, reject any or all election forms to the extent that we determine they were not properly submitted, to the extent that we determine it is unlawful to accept the Eligible Option tendered for amendment or to the extent certain conditions described in this Offering Memorandum exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. See Sections 6 and 7 of this Offering Memorandum.

Unless we amend or terminate the Offer in accordance with its terms, NVIDIA will amend the Eligible Portion of those Eligible Options as to which you properly made a valid election, effective as of the Expiration Time (such date, the “Amendment Date”, is currently expected to be December 29, 2006) to reflect the Amended Exercise Schedule (and associated New Termination Date). You will receive an Election Confirmation Statement for each Eligible Option Grant that you tendered in the Offer promptly after the Expiration Time.

The amendment of the Eligible Portion of an Eligible Option Grant pursuant to this Offer will not affect the terms and conditions of the Eligible Portion of the Eligible Option Grant (other than as to the exercise schedule and expiration date) and will not affect the Ineligible Portion of the Eligible Option Grant. Your Amended Option will continue to be subject to the same vesting schedule and exercise price as in effect prior to the amendment pursuant to this Offer. The number of shares of our common stock subject to the Amended Option will be equal to the number of shares of our common stock subject to the Eligible Portion of the Eligible Option Grant prior to the amendment (except as such number may be adjusted in the event of certain corporate changes as currently provided in the Plans). Notwithstanding the foregoing, as a result of our determination that the Eligible Option Grants may have been granted with an exercise price that is less than the fair market value of our common stock underlying the Eligible Option Grant, and regardless of whether an Eligible Option Grant was intended at the grant date to qualify as an ISO, all Eligible Option Grants will be treated as NSOs from and after the date on which this Offer commences, including any awards that were intended to qualify as ISOs, unless and until the IRS provides guidance that Eligible Option Grants intended to be treated as ISOs may be treated as ISOs.

Each Amended Option and the related Ineligible Portion of the Eligible Option Grant (if any) will continue to be subject to the terms and conditions of the applicable Plan under which it was granted. The terms of both of the Plans permit us to amend outstanding options with the written consent of the optionholder. Our Board administers the Plans and has currently delegated administration of the Plans to the Compensation Committee, including the power to construe, interpret and amend the Plans. All shares of common stock issuable upon exercise of options under the Plans, including the shares that will be issuable upon exercise of the Amended Options, have been registered under the Securities Act of 1933 (the “Securities Act”) on one or more Registration Statements on Form S-8 filed with the SEC. The preceding description of the Plans is a summary and is not complete. Additional information about the Plans may be found in the Plans, which are filed as Exhibits to this Offering Memorandum and are incorporated herein by reference, and in the S-8 Registration Statements and the related Prospectuses prepared in connection with each Plan. Please contact stockadmin@nvidia.com to request copies of the Plans or the related Prospectuses or visit the Stock Administration page of NVINFO. Copies will be provided promptly and at our expense.

You should carefully review the current terms of your Eligible Option Grants, as well as the applicable Plan and Plan summary, online at www.benefitaccess.com.

Expiration and Extension of Offer

The Offer, and your right to tender or not to tender Eligible Option Grants for amendment and your right to withdraw or change any previous election to tender or not to tender Eligible Option Grants for amendment, expires at 6:00 p.m., Pacific Time, on December 29, 2006, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open. If you wish to accept the Offer, you must make a voluntary election before the Expiration Time to amend the Eligible Portion of your Eligible Option Grant. Any election to amend your Eligible Option Grant, if not validly withdrawn before the Expiration Time, will be irrevocable after that time.

If we extend the period of time during which the Offer will remain open, the term “Expiration Time” will refer to the latest time and date at which the Offer expires and we must receive the required documents before the extended Expiration Time. Section 13 of this Offering Memorandum describes our rights to extend, terminate and amend the Offer. We do not currently expect to extend the Offer beyond the end of calendar year 2006.

If you do not elect to amend the Eligible Portion of your Eligible Option Grant before the Expiration Time, the Eligible Portion will remain subject to its current terms, including the current exercise price, exercise schedule and expiration date. You should be aware that adverse personal tax consequences under Section 409A may apply to your Eligible Option Grant if it is not amended pursuant to this Offer, and you will be solely responsible for any excise taxes, penalties, or interest payable under Section 409A.

2. PURPOSE OF THE OFFER

A cornerstone of our success has been the motivation of our employees through appropriate levels of cash and equity compensation. We granted the Eligible Option Grants to attract and motivate our employees and to strengthen the alignment of interests between our employees and stockholders.

NVIDIA has recently determined that certain stock options that were approved for grant under the Plans were, or may have been, granted at a discount from fair market value for accounting purposes and, therefore, may be subject to adverse personal tax consequences under Section 409A and the guidance and the proposed regulations issued by the IRS thereunder. Section 409A, effective January 1, 2005, was added by the AJCA to address perceived abuses in deferred compensation by restricting election and distribution alternatives. Under the AJCA, deferred compensation includes stock options with an exercise price that is less than the fair market value of the underlying common stock to the extent such options were unvested as of December 31, 2004.

Although it is not clear how options which are deemed to be deferred compensation would be treated under Section 409A, we believe that the following adverse U.S. federal tax consequences could apply to the Eligible Option Grants:

•	The optionholder would recognize immediate taxable income as the option vests. The amount of income recognized in connection with the vesting of the option will be equal to the fair market value of the newly vested option shares, less the exercise price payable for those shares.

•	The optionholder would incur an additional twenty percent (20%) tax on the income recognized in connection with the vesting of the option.

•	The optionholder may also be liable for interest at a penalty rate if the taxes are not paid on a timely basis.

We believe that taxation would occur in such manner even though the option remains unexercised. It is also possible that the optionholder would be subject to additional income taxes and penalty taxes annually on increases in the value of the shares underlying the option that occur after the applicable vesting date until the option is exercised. While it is not clear how any future annual increases in value would be measured, such taxation could be based on the highest value achieved by the underlying shares during the year or the value of the shares on December 31 of the applicable year.

In addition to the federal tax implications discussed above, certain states have adopted provisions similar to Section 409A, and so you may incur additional taxes and penalties under such state law provisions with respect to your Eligible Option Grant based on the state in which you are subject to taxation. For instance, California has adopted a provision similar to Section 409A that could result in an aggregate state and federal tax rate of approximately 80% with regard to a discounted stock option if you are subject to taxation in California.

The Offer is being made to permit Eligible Optionees to address the potential adverse tax consequences that may apply to their Eligible Option Grants under Section 409A, by amending such options with terms that we believe should avoid the application of such adverse federal tax treatment. However, you should note that the application of Section 409A to the Eligible Option Grants is not entirely free from doubt and we make no representations as to the effect of this Offer under Section 409A or under similar state tax laws. See Section 12, Material U.S. Federal Income Tax Consequences, beginning on page 35.

Neither we nor our Board will make any recommendation as to whether you should accept the Offer to amend the Eligible Portion of your Eligible Option Grant, nor have we authorized any person to make any such recommendation. You must make your own decision whether to accept the Offer, after taking into account your own personal circumstances and preferences. You should be aware that adverse personal tax consequences under Section 409A (and state tax laws that are similar to Section 409A) may apply to your Eligible Option Grant if it is not amended pursuant to the Offer and you will be solely responsible for such consequences. You are urged to evaluate carefully all of the information in the Offer and to consult your own investment, legal and tax advisors.

3. STATUS OF ELIGIBLE OPTION GRANTS NOT AMENDED IN THE OFFER.

If you choose not to accept the Offer to amend your Eligible Option Grant(s), the Eligible Option Grant(s) will remain outstanding in accordance with the existing terms and you may be subject to adverse personal tax consequences under Section 409A (and similar state tax laws). You will be solely responsible for any taxes, penalties or interest payable under Section 409A (and state tax laws).

4. PROCEDURES FOR AMENDING ELIGIBLE OPTIONS.

Making Your Election

Obtain Personalized Eligible Option Grant Detail Statement; Election Forms. In a separate email sent in connection with this Offer, each Eligible Optionee is receiving a personalized statement called the Eligible Option Grant Detail Statement (in substantially the form filed as Exhibit 99.(a)(1)(G) hereto) that describes his or her Eligible Option Grant(s) (including the Eligible Portions thereof). If you did not receive your Eligible Option Grant Detail Statement, please contact tenderoffer@nvidia.com. Electronic Election Forms for your Eligible Option Grants are available at https://tenderoffer.nvidia.com. Screenshots of the Electronic Election Form are reproduced on Attachment A, attached hereto. The Paper Election Form is attached as Attachment B hereto.

Completing Election Forms. If you are an Eligible Optionee and you wish to participate in the Offer, you must log on to the Offer website at https://tenderoffer.nvidia.com. You must review the Welcome Screen. From that screen, you may either click on the View/Elect button or you may click on the button to Contact Us. If you select the View/Elect screen, you will then see the Election Information page, which contains links to the NVIDIA Tender Offer Documents filed with the SEC and the email containing the Announcement of the Offer. From this screen, you can proceed to the Electronic Election Forms, of which there are 3. You will need to complete each of the three Electronic Election Forms, being sure to check the appropriate box next to your Eligible Option Grant(s) to indicate whether you intend to amend your Eligible Option Grant(s) in accordance with the terms of the Offer, and if so, to select the Chosen Exercise Year(s) applicable to your tendered Eligible Option Grant(s). After completing the three Electronic Election Forms, you will be redirected to the Agreement to Terms of Election page. Only after you have agreed to the Agreement to Terms of Election will you be redirected to the Election Confirmation Statement page. Please print and keep a copy of the Election Confirmation Statement for your record-keeping purposes.

If you are not able to submit your election electronically via the website solely as a result of technical failures inherent to the website, such as the website being unavailable or the website not accepting your election, you must complete and submit the Paper Election Form via facsimile to the attention of “Tender Offer” at (408) 486-2577 or via email to tenderoffer@nvidia.com. Please keep a copy of your submitted Paper Election Form and, if applicable, the facsimile confirmation of transmission.

Regardless of the election form you use, you will need to indicate whether or not you intend to amend your Eligible Option Grant in accordance with the terms of the Offer, and if you have chosen to amend your Eligible Option Grant, the Chosen Exercise Year(s) applicable to your Eligible Option Grant. You must complete and submit an election form that sets forth your elections for each Eligible Option Grant whether or not you elect to amend all of your Eligible Option Grants. Please print and keep a copy of all Election Confirmation Statements that you receive for your record-keeping purposes. Within one business day after your Electronic Election Form is submitted (or in the case of a Paper Election Form, received), we will email you an Election Confirmation Statement that confirms your elections. Within two business days after the Expiration Time, we will email you a final Election Confirmation Statement that confirms the last elections that you made for each Eligible Option Grant as of the Expiration Time. In the event that you do not receive an email confirming your elections in the time frames so described, you must send your printed copy of your Election Confirmation Statement, your Paper Election Form, and/or your facsimile transmission confirmation, as applicable, to tenderoffer@nvidia.com to evidence proper and timely submission of your election form. If you have any questions about submitting your election form, or if you do not receive your Election Confirmation Statement, please send an email to tenderoffer@nvidia.com. Your Electronic Election Form must be submitted online at https://tenderoffer.nvidia.com before 6:00 p.m., Pacific Time, on December 29, 2006 (or a later expiration date if NVIDIA extends the Offer), unless submission via the website is impossible solely as a result of technical difficulties inherent to the website, in which case a facsimile or email submission will be permitted but must be received by no later than 6:00 p.m., Pacific Time, on December 29, 2006 (or a later expiration date if NVIDIA extends the Offer). If your election form is not submitted (or, as applicable, received) on or before the Expiration Time it will be disregarded. Please note that access to the website will be shutdown at 6:01 p.m., Pacific Time, on December 29, 2006.

You do not need to return the stock option agreement for your Eligible Option Grant, if you have it, to effectively elect to accept the Offer.

If we extend the Offer beyond the December 29, 2006 Expiration Time, then you must complete and submit and we must receive, as applicable, your election form before the extended Expiration Time. We may decline to amend any Eligible Option Grants to the extent that we determine the election form is not properly completed or submitted or to the extent that we determine it would be unlawful to accept the Eligible Option Grant for amendment. Although we may later extend, terminate or amend the Offer, we currently expect to accept all properly submitted Eligible Option Grants promptly following the deadline of 6:00 p.m., Pacific Time, on December 29, 2006 (or a later expiration date if NVIDIA extends the Offer). If you do not complete and submit your election form before the Offer expires, it will have the same effect as if you rejected the Offer.

Options to Be Amended

You are not required to tender any of your Eligible Option Grants. If you have more than one Eligible Option Grant, you may tender less than all of your Eligible Option Grants. However, with respect to any given Eligible Option Grant, we will not accept a tender of less than the entire Eligible Portion of your Eligible Option Grant. If you tender your Eligible Option Grant for amendment, you must tender ALL of the Eligible Portion of that Eligible Option Grant.

Determination of Validity; Rejection of Eligible Option Grants; Waiver of Defects; No Obligation to Give Notice of Defects

We will determine, in our discretion, all questions as to the number of shares subject to the Eligible Option Grants and the Eligible Portion of the Eligible Option Grant, as well as the validity, form, eligibility (including time of receipt) and acceptance of election forms. Our determinations regarding these matters will be final and binding on all parties. We may reject any or all election forms to the extent that we determine they were not properly completed or submitted or to the extent that we determine it is unlawful to accept the Eligible Option Grant that you elected to amend. We may waive any or all of the conditions of the Offer for all Eligible Optionees. If we waive a condition to the Offer for any one Eligible Optionee, the condition will be waived for all Eligible Optionees. We may waive any defect or irregularity in any election form with respect to any particular option or any particular Eligible Optionee. No Eligible Option Grants will be accepted for amendment until all defects or irregularities in the submission have been cured by the Eligible Optionee or waived by us. However, neither we nor any other person is obligated to give notice of any defects or irregularities involved in the election to amend any Eligible Option Grant, and no one will be liable for failing to give notice of any such defects or irregularities. The Offer is a one-time offer and we will strictly enforce the Expiration Time, subject to our right to grant an extension of the Offer at our sole discretion.

Our Acceptance Constitutes an Agreement

Your acceptance of the Offer pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. If you are not notified of a rejection of your election form and you receive an Election Confirmation Statement, you may assume that your properly executed and delivered election form has been accepted. Our acceptance of your properly submitted election form will form a binding agreement between you and us on the terms and subject to the conditions of this Offer. If we accept your election form as to the Eligible Portion of your Eligible Option Grant, that Eligible Option Grant will be considered automatically amended as to the Eligible Portion, effective as of the Amendment Date, without any further action by any party. Subject to our rights to extend, terminate, postpone and/or amend the Offer or to reject the Eligible Option Grant you elect to amend, we currently expect that we will accept promptly after the Expiration Time all properly and timely made elections to amend Eligible Option Grants that have not been validly withdrawn.

5. CHANGE IN ELECTION.

Once you have submitted an election form with respect to an individual Eligible Option Grant, you may only change your election by following the procedures described in this Section 5.

You may change your election at any time before 6:00 p.m., Pacific Time, on December 29, 2006 (or a later expiration date if we extend the Offer). Additionally, you may withdraw the Eligible Option Grant you elected to amend if after forty (40) business days after the commencement of the Offer we have not accepted for amendment the Eligible Option Grant you elected to amend. The date of the fortieth (40th) business day is January 29, 2007.

To change your election, you must submit a new Election Form online at https://tenderoffer.nvidia.com. If you are unable to change your election by electronic means at https://tenderoffer.nvidia.com solely as a result of technical difficulties inherent to the website, such as the website being unavailable or the website not accepting your election, you may complete and submit a Paper Election Form that is filed with this Offering Memorandum as Attachment B hereto, via facsimile to the attention of Tender Offer at (408) 486-2577, or via email to tenderoffer@nvidia.com.

To change your election, you must submit, and, if your submission is made via facsimile or email, we must receive, the appropriate election form before 6:00 p.m., Pacific Time, on December 29, 2006 (or a later expiration date if NVIDIA extends the Offer).

Please print and keep a copy of your revised election form, your new Election Confirmation Statement and your facsimile confirmation of receipt as applicable, for your record-keeping purposes. Within one business day after your submission of your Electronic Election Form (or our receipt of your Paper Election Form), you will be sent an email Election Confirmation Statement reflecting your recent election. Then, within two business days after the Expiration Time, we will email you an Election Confirmation Statement confirming your final elections. In the event that you do not receive the emails confirming your elections, you must send your printed copy of your revised election form, your new Election Confirmation Statement and your facsimile confirmation of receipt, as applicable, to tenderoffer@nvidia.com to evidence proper and timely submission of your elections.

New election forms must be submitted electronically (or, if you submit a Paper Election Form, it must be received) before 6:00 p.m., Pacific Time, on December 29, 2006 (or a later expiration date if NVIDIA extends the Offer). Forms not submitted (and, as applicable, not received) by the Expiration Time will be disregarded.

You may change your election more than once prior to the Expiration Time, but the appropriate forms must be submitted via the process described above. Please note that access to the Electronic Election Forms at https://tenderoffer.nvidia.com will be shutdown at 6:01 p.m., Pacific Time, on December 29, 2006 and no facsimile or email submissions will be accepted after the Expiration Time.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any election form, and no one will be liable for failing to give notice of any defects or irregularities. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of election forms. Our determinations regarding these matters will be final and binding.

6. ACCEPTANCE OF ELIGIBLE OPTIONS FOR AMENDMENT.

On the terms and subject to the conditions of this Offer and as promptly as practicable following the Expiration Time, we expect to accept for amendment all Eligible Option Grants properly tendered for amendment and not validly withdrawn before the Expiration Time.

We will email you an Election Confirmation Statement within two business days after the Expiration Time. Provided you have received an Election Confirmation Statement confirming your elections in the Offer after the Expiration Time, you may assume that your properly executed and delivered election form has been accepted.

7. CONDITIONS OF THE OFFER.

Notwithstanding any other provision of the Offer, we will not be required to accept the Eligible Option Grant that you elect to amend, and we may terminate or amend the Offer, or postpone our acceptance of the Eligible Option Grant that you elect to amend, in each case if at any time on or after November 29, 2006 and on or before December 29, 2006, or a later date if the Offer is extended, we determine that any of the following events has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the Offer to us and thus makes it inadvisable for us to proceed with the Offer or to accept the Eligible Option Grants that you elect to amend:

•	if we are required by the SEC or other regulatory agency to extend the Expiration Time beyond December 29, 2006;

•	if any action or proceeding is threatened, pending or taken, or any approval is withheld, by any court or any government agency, authority, or tribunal, or any other person, domestic or foreign, which action or withholding, in our reasonable judgment, would or might directly or indirectly:

(a) challenge the making of the Offer or make it illegal for us to accept some or all of the Eligible Option Grants or otherwise restrict or prohibit consummation of the Offer or otherwise relate to the Offer;

(b) delay or restrict our ability, or render us unable, to accept the Eligible Option Grants for amendment for some or all of the Eligible Option Grants elected for amendment; or

(c) materially and adversely affect our business, condition (financial or other), income, operations or prospects;

•	if regulatory or legal actions or interpretations would cause the Offer to have adverse accounting consequences to us;

•	if there is:

(a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory; or

(c) any outbreak or material escalation of foreign or domestic hostilities or other calamity, crisis or terrorist action;

•	if another person publicly makes or proposes a tender or exchange offer for some or all of our common stock, or an offer to merge with or acquire us, or we learn that:

(a) any person, entity or “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act has acquired or proposed to acquire beneficial ownership of more than five percent (5%) of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than five percent (5%) of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before November 29, 2006; or

(b) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 disclosing or making a public announcement that it intends to acquire us or any of our assets or securities; or

•	the following change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us;

(a) litigation or other proceedings instituted against us or our subsidiaries, or any of our officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental or legislative body, domestic or foreign, in which an unfavorable ruling, decision, action, order, decree or finding resulting from such litigation or proceeding would materially and adversely affect NVIDIA;

(b) a material loss or interference with our business or properties from fire, explosion, earthquake, flood or other casualty, whether or not covered by insurance, or from any labor dispute;

(c) a substantial decline or increase in our stock price or significant volatility in the market price of our stock resulting from any number of factors including, fluctuations in our operating results, announcements of technological innovations or new products, the announcement, commencement, developments in proprietary rights, or general market conditions;

(d) the suspension of trading in our equity securities by the SEC or by the NASDAQ Global Select Market; or

(e) a material change in the prospects of our business resulting from any number of factors including, fluctuations in our operating results, announcements of technological innovations or new products, developments in proprietary rights, general market conditions, a material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of foreign or domestic hostilities or other calamity or crisis.

The conditions to the Offer are for our benefit. We may assert the conditions to the Offer in our discretion before the Expiration Time and we may waive the conditions to the Offer in accordance with applicable law, at any time and from time to time before the Expiration Time, whether or not we waive any other condition to the Offer. Should we decide to waive any of the conditions to the Offer, we must do so before 6:00 p.m., Pacific Time, on December 29, 2006 (or a later expiration date if the Offer is extended).

Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. However, once we choose to waive a particular right, we may not reassert that particular right again in this Offer. Any determination we make concerning the events described in this Section 7 will be final and binding on all Eligible Optionees.

We currently expect that we will accept promptly after the Expiration Time all Eligible Option Grants that are properly submitted to be amended and have not been validly withdrawn prior to the Expiration Time.

The Offer is not conditioned upon any financing arrangement or financing plans.

8. PRICE RANGE OF COMMON STOCK.

There is no established trading market for the Eligible Option Grants. The securities underlying the Eligible Option Grants are shares of our common stock, which are quoted on the NASDAQ Global Select Market under the symbol “NVDA.” The following table shows, for the periods indicated, the high and low sale prices per share of our common stock as quoted on the NASDAQ Global Select Market:

	High	Low
Fiscal Year ended January 28, 2007
Fourth Quarter (through November 28, 2006)	$37.25	$31.52
Third Quarter	34.59	20.85
Second Quarter	31.88	17.17
First Quarter	30.84	21.44

Fiscal Year ended January 29, 2006
Fourth Quarter	$23.38	$16.28
Third Quarter	17.98	13.52
Second Quarter	14.70	10.76
First Quarter	14.80	10.46

Fiscal Year ended January 30, 2005
Fourth Quarter	$12.48	$6.57
Third Quarter	7.95	4.65
Second Quarter	12.06	7.20
First Quarter	13.68	10.32

As of November 28, 2006, the last reported sale price of our common stock, as reported on the NASDAQ Global Select Market, was $35.97 per share.

On September 11, 2006, we filed a Form 12b-25 with the SEC to report that we would not timely file our Quarterly Report on Form 10-Q for the quarter ended July 30, 2006. On September 12, 2006, we announced that we would request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) in response to the receipt of a NASDAQ Staff Determination letter on September 11, 2006 indicating that NVIDIA was not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14). As anticipated, the letter was issued in accordance with NASDAQ procedures due to the delayed filing of our Form 10-Q for the quarter ended July 30, 2006. Pending a decision by the Panel, our common stock will remain listed on the NASDAQ Global Select Market. On October 19, 2006, we appeared for an oral hearing before the Panel and the Panel confirmed that our appeal had stayed the delisting action pending a final written decision by the Panel. The Panel’s decision is still pending. There can be no assurances that the Panel will grant our request for continued listing; however, by filing all of our required periodic reports with the SEC on November 29, 2006, we believe that we will have remedied our non-compliance with Marketplace Rule 4310(c)(14).

We have never paid and do not expect to pay cash dividends for the foreseeable future.

9. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING OPTIONS.

The directors and executive officers of NVIDIA and their positions and offices as of November 28, 2006 are set forth in the following table:

Name	Age	Position(s) Held With NVIDIA
Jen-Hsun Huang	43	President, Chief Executive Officer and Director
Marvin D. Burkett	64	Chief Financial Officer
Ajay K. Puri	52	Senior Vice President, Worldwide Sales
David M. Shannon	51	Senior Vice President, General Counsel and Secretary
Steven Chu, Ph.D.	58	Director
Tench Coxe	48	Director
James C. Gaither	69	Director
Harvey C. Jones	53	Director
William J. Miller	61	Director
Mark L. Perry	50	Director
A. Brooke Seawell	58	Director

The address of each director and executive officer is c/o NVIDIA Corporation, 2701 San Tomas Expressway, Santa Clara, CA 95050, and the telephone number is (408) 486-2000.

As of October 29, 2006, our executive officers and directors as a group (11 persons) held outstanding options to purchase a total of 14,181,857 shares of our common stock under the 1998 Plan and the 1998 Non-Employee Directors’ Stock Option Plan. This represented approximately 17.54% of the shares subject to all outstanding options under the 1998 Plan and the 1998 Non-Employee Directors’ Stock Option Plan as of that date. None of the current members of our Board or our current executive officers are eligible to participate in the Offer. The following table sets forth the beneficial ownership of each of our directors and executive officers and all of our executive officers and directors as a group (11 persons) of the aggregate number of shares subject to all outstanding options held by such persons under the 1998 Plan and the 1998 Non-Employee Directors’ Stock Option Plan as of October 29, 2006. The percentages below are based upon the total number of outstanding options under the 1998 Plan and the 1998 Non-Employee Directors’ Stock Option Plan.

Name of Optionholder	Number of Outstanding Options Beneficially Owned (Total Options) (#)	Percentage of Options Outstanding (%)
Directors:
Jen-Hsun Huang	7,148,496	8.84%
Steven Chu, Ph.D.	230,000	*
Tench Coxe	780,000	*
James C. Gaither	700,000	*
Harvey C. Jones	600,000	*
William J. Miller	940,000	1.16
Mark L. Perry	190,000	*
A. Brooke Seawell	1,260,000	1.56

Executive Officers (Non-Directors):
Marvin D. Burkett	1,255,000	1.55
Ajay K. Puri	450,000	*
David M. Shannon	628,361	*
All directors and executive officers as a group (11 persons)	14,181,857	17.54%

*	Indicates less than 1%

Neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person relating directly or indirectly, with respect to options to purchase our common stock or Eligible Option Grants, including but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or call, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations, except for the following:

•	outstanding options to purchase an aggregate of 9,874,602 shares of our common stock pursuant to the 2000 Plan;

•	outstanding options to purchase an aggregate of 70,373,716 shares of our common stock pursuant to our 1998 Plan;

•	outstanding options to purchase an aggregate of 610,000 shares of our common stock pursuant to our 1998 Non-Employee Directors’ Stock Option Plan;

•	an aggregate of 33,142,310 shares of our common stock reserved for issuance to our employees pursuant to our 1998 Employee Stock Purchase Plan;

•	the outstanding stock options granted to our directors described in our definitive Proxy Statement for our 2006 Annual Meeting of Stockholders, filed with the SEC on May 12, 2006, which is incorporated herein by reference;

•	the outstanding stock options granted to our Named Executive Officers and described in our definitive Proxy Statement for our 2006 Annual Meeting of Stockholders, filed with the SEC on May 12, 2006 and in our other filings with the SEC pursuant to the rules and regulations promulgated under the Exchange Act, which are incorporated herein by reference;

•	the outstanding stock options granted to our directors, executive officers and other employees and consultants pursuant to our various equity incentive plans, which are described in Note 10 to our Consolidated Financial Statements as set forth in our Annual Report on Form 10-K/A for the fiscal year ending January 29, 2006, which is incorporated herein by reference; and

•	on November 6, 2006, we announced, as described in the Form 8-K filed with the SEC on November 9, 2006 and which is incorporated herein by reference, that we had entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with PortalPlayer, Inc. (“PortalPlayer”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Partridge Acquisition, Inc., a wholly-owned subsidiary of NVIDIA, will merge with and into PortalPlayer, with PortalPlayer as the surviving corporation of the merger (the “Merger”). As a result of the Merger: (i) PortalPlayer will become a wholly-owned subsidiary of NVIDIA; and (ii) each outstanding share of PortalPlayer common stock will be converted into the right to receive $13.50 per share in cash without interest. In connection with the Merger, we will also, in our discretion, assume or substitute outstanding options to purchase PortalPlayer common stock pursuant to the terms of the Merger Agreement. The consummation of the Merger is subject to certain customary closing conditions, including antitrust approvals and adoption of the Merger Agreement by the stockholders of PortalPlayer. The Merger, which is expected to close in December 2006 or early 2007, may not be completed if any of the closing conditions are not satisfied or waived.

The following is, to the best of our knowledge, the only transaction that we, our directors, our executive officers or the affiliates of any of our directors or executive officers have engaged in that involved options to purchase our common stock during the 60 days prior to the date of this Offering Memorandum:

•	On November 6, 2006, we entered into a definitive Agreement and Plan of Merger with PortalPlayer pursuant to which PortalPlayer will become a wholly-owned subsidiary of NVIDIA and pursuant to which we may substitute outstanding options to purchase PortalPlayer common stock with options to purchase our common stock.

10. ACCOUNTING CONSEQUENCES OF THE OFFER.

Assuming all of the Eligible Option Grants subject to this Offer are tendered, we anticipate that we will incur a cash expense of up to approximately $5 million. This amount includes, but is not limited to, filing, legal and accounting fees and printing costs. According to Financial Accounting Standards No. 123(R) (“FAS No. 123(R)”), Share-Based Payment, a company modifying an award under FAS No. 123(R) would incur non-cash compensation cost for any incremental difference in fair value between the new award and the old award, measuring the old award’s fair value immediately before the modification. If the Eligible Option Grants are tendered, the modified awards result in a lower fair value than the original awards, and thus, the modification does not result in an accounting consequence.

11. LEGAL MATTERS; REGULATORY APPROVALS.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Offer, or of any approval or other action by any government or regulatory authority or agency that is required for completion of the Offer. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of the Eligible Option Grants that you elect to amend. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business or delay in the Offer. Our obligation under the Offer to amend Eligible Option Grants is subject to conditions, including the conditions described in Section 7 of this Offering Memorandum.

12. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

The following is a general summary of the material U.S. federal income tax consequences of the amendment of Eligible Option Grants under the Offer. Before accepting the Offer, we strongly recommend that you consult with your personal financial, tax and legal advisors to determine the federal, state, local and foreign tax consequences of electing or declining to participate in the Offer. Actual tax liability or any penalties as a result of a failure to timely remit the proper amount of taxes will be your responsibility to pay. This discussion is based on the Code, its legislative history, Treasury Regulations (including the proposed forms) and administrative and judicial interpretations as of the date of the Offer, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Optionees.

Tax Consequences Generally Applicable to Nonstatutory Stock Options. As a result of our determination that the Eligible Option Grants were granted with an exercise price per share that was less, or may have been less, than the fair market value per share of the NVIDIA common stock underlying the option on the option’s grant date, and regardless of whether an Eligible Option Grant was intended at the grant date to qualify as an ISO, all Eligible Option Grants will be treated as NSOs from and after the date on which this Offer commences, including any awards that were intended to qualify as ISOs, unless and until the IRS provides guidance that Eligible Option Grants intended to be treated as ISOs may be treated as ISOs.

Under the Code, no taxable income is recognized by an optionholder upon the grant of a nonstatutory option. In general, the optionholder will recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionholder will be required to satisfy the tax withholding requirements applicable to such income. NVIDIA will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionholder with respect to the exercised nonstatutory option. The deduction will generally be allowed for our taxable year in which such ordinary income is recognized by the optionholder.

Tax Consequences Related to Eligible Options that Are Not Amended in the Offer. Because your Eligible Option Grants were granted with an exercise price that was less, or may have been less, than the fair market value of the underlying shares on the date of grant, and those Eligible Option Grants were not fully vested prior to January 1, 2005 and were not exercised prior to January 1, 2006, such Eligible Option Grants may be deemed to be nonqualified deferred compensation that is subject to adverse taxation under Section 409A. Although it is not entirely clear how options that are deemed to be nonqualified deferred compensation would be treated under Section 409A, we believe that the following adverse U.S. federal tax consequences may apply to the Eligible Option Grants:

•	The optionholder would recognize immediate taxable income as the option vests. The amount of income recognized in connection with the vesting of the option will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares.

•	The optionholder would incur an additional twenty percent (20%) tax on the income recognized in connection with the vesting of the option.

•	The optionholder may also be liable for interest at a penalty rate if the taxes are not paid on a timely basis.

We believe that taxation would occur in such manner even though the option remains unexercised. It is also possible that the optionholder would be subject to additional income taxes and penalty taxes annually on increases in the value of the option shares that occur after the applicable vesting date until the option is exercised. While it is not clear how any future annual increases in value would be measured, such taxation could be based on the highest value achieved by the underlying shares during the year or the value of the shares on December 31 of the applicable year.

It is possible that the discounted option will be subject to additional taxes and penalties that are imposed under applicable state and foreign tax laws that are similar to Section 409A. Certain states have adopted state tax law provisions similar to Section 409A, and so you may incur additional taxes and penalties under such provisions with respect to your Eligible Option Grant based on the state in which you are subject to state taxation. For instance, California has adopted a provision similar to Section 409A that could result in an aggregate state and federal tax rate of approximately 80% with regard to a discounted stock option if you are subject to state taxation in California. It is not certain that participation in the Offer will help avoid or minimize the potential adverse personal tax consequences under such state or foreign tax laws that are similar to Section 409A and we make no representations as to the effect of this Offer on the application of such state or foreign tax laws.

Tax Consequences Related to Eligible Options that Are Amended in the Offer.

•	Acceptance of Offer. If you accept the Offer to amend the Eligible Portion of your Eligible Option Grant(s), there should be no taxable event for U.S. federal income tax purposes at the time of your acceptance.

•	Amendment of the Eligible Option. The amendment of your Eligible Option Grant(s) should not be a taxable event for U.S. federal income tax purposes.

•	Exercise of New Option. We will treat your Amended Option as a nonstatutory stock option for U.S. federal income tax purposes. Accordingly, upon each exercise of your Amended Option, you will recognize ordinary income taxable at regular rates equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and NVIDIA will collect the applicable withholding taxes with respect to such income.

•	Sale of Acquired Shares. The subsequent sale of the shares acquired upon the exercise of your Amended Option will give rise to a capital gain to the extent the amount realized upon that sale exceeds the sum of the (i) exercise price paid for the shares plus (ii) the taxable income recognized in connection with the exercise of your Amended Option for those shares. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long-term if the shares are not sold until more than one (1) year after the date the Amended Option is exercised for those shares.

At this time there is relatively little guidance as to how Section 409A applies to Eligible Option Grants that are amended pursuant to the Offer. However, we believe that we have complied in good faith with available guidance with respect to offering to amend Eligible Option Grants pursuant to the Offer to avoid the potentially adverse personal tax consequences of Section 409A. Nevertheless, guidance issued after the date of this Offer or a determination by the IRS could provide that Amended Options do not avoid such potentially adverse personal tax consequences.

Other Tax Consequences. If you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one country may apply to you as a result of your receipt, vesting or exercise of an option grant and/or your participation in the Offer. You should be certain to consult your personal tax advisor to discuss these consequences. In addition to this Offer, you should review the prospectus for the Plans under which your Eligible Option Grants were made and its discussion of U.S. federal income tax consequences. A copy of each Plan prospectus is available on the stock administration page of NVINFO and we will provide a copy, free of charge, upon request.

13. EXTENSION OF OFFER; TERMINATION; AMENDMENT.

We expressly reserve the right, in our discretion, at any time and from time to time, to extend the period of time during which the Offer is open and delay accepting any options amended by announcing the extension and giving oral or written notice of the extension to the Eligible Optionees.

We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Time, to terminate or amend the Offer and to postpone our acceptance of any Eligible Option Grants elected for amendment if any of the conditions specified in Section 7 of this Offering Memorandum occur. In order to postpone the acceptance of any Eligible Option Grant, we must announce the postponement and give oral or written notice of the postponement to the Eligible Optionees.

As long as we comply with any applicable laws, we may amend the Offer in any way, including decreasing or increasing the number of Eligible Option Grants to be amended in the Offer. We may amend the Offer at any time by announcing the amendment. If we extend the length of time during which the Offer is open, we will issue the amendment no later than 5:59 p.m., Pacific Time, on December 29, 2006. Any announcement relating to the Offer will be sent promptly to Eligible Optionees in a manner reasonably designed to inform Eligible Optionees of the change.

If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we may extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. Under these rules, the minimum period an Offer must remain open following material changes in the terms of the Offer or information about the Offer will depend on the facts and circumstances. We will publish a notice if we decide to take any of the following actions:

•	increase or decrease the number of Eligible Option Grants to be amended in the Offer; or

•	extend or terminate the Offer.

If the Offer is scheduled to expire within ten (10) business days from the date we notify you of such an increase or decrease, we intend to extend the Offer until ten (10) business days after the date the notice is published.

14. FEES AND EXPENSES.

We will not pay any fees or commissions to any broker, dealer or other person asking holders of Eligible Option Grants to amend their Eligible Option Grants in connection with this Offer.

15. INFORMATION ABOUT NVIDIA.

General. Our principal executive offices are located at 2701 San Tomas Expressway, Santa Clara, CA 95050, and our telephone number is (408) 486-2000. Our website address is www.nvidia.com. The information on our website is not a part of this Offer.

NVIDIA Corporation is the worldwide leader in programmable graphics processor technologies. Our products enhance the end-user experience on consumer and professional computing devices. We have four major product-line operating segments: graphics processing units, or GPUs, media and communications processors, Handheld GPUs, and Consumer Electronics. Information concerning our business, including our background, strategy, products, collaborative efforts, manufacturing, research and product development, competition, intellectual property and employees included in our amended Annual Report on Form 10-K/A, for the fiscal year ended January 29, 2006 and our Quarterly Report on Form 10-Q for the period ended July 30, 2006 is incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 16—”Additional Information.”

Financial. The following selected financial data is derived from our consolidated financial statements, as filed with the SEC. The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our amended Annual Report on Form 10-K/A for the fiscal year ended January 29, 2006, filed with the SEC on November 29, 2006, and our Quarterly Report on Form 10-Q for the period ended July 30, 2006, filed with the SEC on November 29, 2006. All amounts are in thousands, except per share data.

	Year Ended		Six Months Ended
	January 30, 2005	January 29, 2006	July 31, 2005	July 30, 2006
			(unaudited)
Operating Data:
Revenue	$2,010,033	$2,375,687	$1,158,658	$1,369,326
Gross profit	$647,555	$910,033	$427,236	$580,801
Operating income	$95,176	$336,664	$156,402	$197,325
Net income	$88,615	$301,176	$139,355	$178,817
Diluted net income per common share	$0.50	$1.65	$0.39	$0.46
Basic net income per common share	$0.53	$1.77	$0.41	$0.51
Current assets	$1,306,906	$1,550,299	$1,403,784	$1,726,289
Total assets	$1,663,551	$1,954,687	$1,763,122	$2,183,829
Current liabilities	$421,156	$438,659	$425,606	$505,044
Convertible subordinated debentures	$—	$—	$—	$—
Other long-term liabilities	$21,304	$20,036	$14,954	$24,237
Total liabilities	$442,460	$458,695	$440,560	$529,281
Total stockholders’ equity	$1,221,091	$1,495,992	$1,322,562	$1,654,548
Book value per common share(1)	$3.65	$4.36	$3.92	$4.74

(1)	The historical book value per share is computed by dividing stockholders’ equity by the number of shares of common stock outstanding at the end of each period presented.

Ratio of Earnings to Fixed Charges

	Year Ended		Six Months Ended
	January 30, 2005	January 29, 2006	July 31, 2005	July 30, 2006
	(in thousands, except ratio of earnings to fixed charges)
Fixed Charges:
Interest expensed and debt cost amortization	$164	$72	$12	$7
Estimate of interest within rental expense	9,340	9,819	4,917	5,197

Total Fixed Charges	$9,504	$9,819	$4,929	$5,204

Earnings:
Pre-tax gain (loss) from continuing operations	$107,028	$356,788	$165,994	$214,594
Fixed charges	9,504	9,891	4,929	5,204

Total earnings (loss) for computation of ratio	$16,532	$366,679	$170,923	$219,798

Ratio of earnings to fixed charges	12	37	35	42

The financial information included in our amended Annual Report on Form 10-K/A, for the year ended January 29, 2006 and Quarterly Report on Form 10-Q for the period ended July 30, 2006 are incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 16—“Additional Information.”

16. ADDITIONAL INFORMATION.

This Offering Memorandum is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offering Memorandum does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to accept this offer with respect to your options:

1.	Our Quarterly Report on Form 10-Q for the quarter ended July 30, 2006, filed on November 29, 2006, including all materials incorporated by reference therein.

2.	A Current Report on Form 8-K, dated November 6, 2006 and filed on November 9, 2006.

3.	A Current Report on Form 8-K, with respect only to Items 2.02 and 3.01, dated September 11, 2006, filed on September 12, 2006.

4.	A Notification of Late Filing on 12b-25, for period ending July 30, 2006, filed on September 11, 2006.

5.	A Current Report on Form 8-K, with respect only to Item 8.01, dated August 10, 2006, filed on August 10, 2006.

6.	Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, filed on May 31, 2006 and as amended on Form 10-Q/A, filed on November 29, 2006, including all materials incorporated by reference therein.

7.	Our Definitive Proxy on Schedule 14A, filed on May 12, 2006.

8.	A Current Report on Form 8-K, dated March 28, 2006, filed on April 3, 2006.

9.	Our Registration Statement on Form S-8, filed on March 16, 2006.

10.	Our Annual Report on Form 10-K for the year ended January 29, 2006, filed on March 16, 2006 and as amended on Form 10-K/A, filed on November 29, 2006, including all materials incorporated by reference therein.

11.	A Current Report on Form 8-K, dated March 7, 2006, filed on March 13, 2006.

12.	A Current Report on Form 8-K, dated March 2, 2006, filed on March 7, 2006.

13.	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since January 29, 2006, including all materials incorporated by reference therein.

14.	The description of the common stock contained in our Registration Statement on Form 8-A, filed on January 12, 1999 and any further amendment or report filed hereafter for the purpose of updating such description.

You can receive copies of these filings and other information, at prescribed rates, from the SEC by addressing written requests to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference facilities at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants such as NVIDIA Corporation that file electronically with the SEC. The address of the SEC web site is http://www.sec.gov.

We will also provide without charge to each person to whom we deliver a copy of this Offering Memorandum, upon his or her written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

Stock Administration

NVIDIA Corporation

2701 San Tomas Expressway

Santa Clara, California 95050

or by telephoning us at (408) 486-2000 between 9:00 a.m. and 5:00 p.m., Pacific Time.

As you read the documents listed in this Section 16, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offering Memorandum, you should rely on the statements made in the most recent document.

The information contained in this Offering Memorandum about NVIDIA should be read together with the information contained in the documents to which we have referred you.

17. FORWARD-LOOKING STATEMENTS; MISCELLANEOUS.

This Offering Memorandum and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. However, the safe harbors of Section 27A of the Securities Act and 21E of the Exchange Act do not apply to statements made in connection with this Offer. These forward-looking statements involve risks and uncertainties that include, among others, those set forth in the Risk Factors Related To the Offer of this document. More information about factors that potentially could affect our financial results is included in our filings with the SEC, including our amended Annual Report on Form 10-K/A for the year ended January 29, 2006 and our Quarterly Report on Form 10-Q for the period ended July 30, 2006.

We will assess whether we are permitted to make the Offer in all jurisdictions. In the event that we determine that we are not legally able to make the Offer in a particular jurisdiction, we reserve the right to withdraw the Offer in that particular jurisdiction and we will inform you of this decision. If we withdraw the offer in a particular jurisdiction, the Offer will not be made to, nor will amendments be accepted from or on behalf of, the Eligible Optionees residing in that jurisdiction.

The Board recognizes that the decision to accept or reject this Offer is an individual one that should be based on a variety of factors and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer from NVIDIA is limited to this document.

NVIDIA Corporation                     November 29, 2006

Attachment A

Screenshot of Electronic Election Form

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ELECTION INFO | VIEW / ELECT

View/Elect

I elect the following Eligible Options:

Grant #	Grant Date	Original Expiration Date	Total Options Granted	Grant Price	Outstanding Portion Eligible for Amendment	Vested as of 12/31/06	Vest in			Election to Amend?
							2007	2008	2009	
										O Yes O No
										O Yes O No
										O Yes O No

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View/Elect

I elect the following Eligible Options:

Grant # Grant Date Original Expiration Date Total Options Granted Grant Price Outstanding Portion Eligible for Amendment Vested as of 12/31/06

Vest in 2007 2008 2009 Election to Amend?

Yes No

Yes No

Yes No

Please select Yes for any Eligible Options Grants you wish to elect to amend per the terms of the NVIDIA Tender Offer.

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Exercise Year Selection

You have elected to amend your Eligible Option Grant(s) listed below with the Chosen Exercise Year(s) indicated below, if any. Where “Not Elected” is indicated, you have elected not to amend your Eligible Option Grant(s), if any.

Please Note: In no event will your Amended Option be exercisable following the original expiration date of the Eligible Option Grant as set forth in the column entitled “Original Expiration Date” below.

Grant # Original Expiration Date Outstanding Portion Eligible for Amendment Vested as of 12/31/06 Vest in

2007 2008 2009 Exercise in 2007 2008 2009 2010 2011

Click Next to continue. Otherwise, choose Return to Previous Screen to return to View/Elect screen.

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Election Amendment Review

Grant # Grant Date Original Expiration Date Total Options Granted Grant Price Outstanding Portion Eligible for Amendment Exercise in 2007 2008 2009 2010 2011

NOT ELECTED

Is this information correct? If yes, click “Proceed to Confirmation” to continue. If no, click “Return to Previous Screen”

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Attachment B

Paper Election Form

Paper Election Form

Offer to Amend Eligible Option Grants

I,                                         , hereby make the following elections with respect to my Eligible Option Grant(s) in the Offer made by NVIDIA Corporation (“NVIDIA”) pursuant to the Offer to Amend Eligible Option Grants dated November 29, 2006 (the “Offering Memorandum”) with respect to my Eligible Option Grants identified in the Eligible Option Grant Detail Statement(s) sent by email to me on November 29, 2006 by NVIDIA. Capitalized terms not otherwise defined in this Paper Election Form shall have the meaning set forth in the Offering Memorandum.

Subject to the foregoing, I hereby elect to amend or not amend the Eligible Portion of my Eligible Option Grants as identified in the table below:

Eligible Option Grant # (Column A)	Original Expiration Date (Column B)	Eligible Portion Subject to Eligible Option Grant (Column C)	I Hereby Elect to Amend	Exercise In
				2007 (Column D)	2008 (Column E)	2009 (Column F)	2010 (Column G)	2011 (Column H)
☐ Yes No ☐
☐ Yes No ☐
☐ Yes No ☐
☐ Yes No ☐

I hereby agree that, unless I revoke my election before 6:00 p.m., Pacific Time on December 29, 2006 (or a later expiration date if NVIDIA extends the Offer), my election will be irrevocable, and if accepted by NVIDIA, this Paper Election Form shall operate to amend each Eligible Option Grant as outlined above, subject to the terms and conditions described in the Offering Memorandum.

I hereby acknowledge that I may change the terms of my election in connection with the Offer by submitting a new Electronic Election Form online at https://tenderoffer.nvidia.com or by submitting via facsimile or email a new Paper Election Form, to the extent permitted by the terms and conditions of the Offering Memorandum, prior to 6:00 p.m. Pacific Time on December 29, 2006 (or a later expiration date if NVIDIA extends the Offer). Any change of election submitted or, as applicable, received after the Expiration Time will be void and of no effect.

I agree that my decision to amend or not amend my Eligible Option Grant(s) in the Offer is entirely voluntary and is subject to the terms of the Offer. I further understand and agree I am not required to tender any of my Eligible Option Grants. I understand that if I have more than one Eligible Option Grant, I may tender less than all of my Eligible Option Grants in the Offer. However, with respect to any given Eligible Option Grant, I understand that NVIDIA will not accept a tender of less than the entire Eligible Portion of my Eligible Option Grant (i.e., if I elect to amend an Eligible Option Grant in the table above, the total number of shares stated in Columns D through H must equal the aggregate Eligible Portion stated in Column C and as set forth in my Eligible Option Grant Detail Statement for such Eligible Option Grant). I further understand and agree that if I fail to make an election with respect to the entire Eligible Portion of any individual Eligible Option Grant, then I will be deemed to have made an election not to amend such individual Eligible Option Grant notwithstanding any contrary election in the table set forth above. To be clear, if I have written “NO” in each of Columns D through H above with respect to an Eligible Option Grant, I have affirmatively rejected the Offer as to that Eligible Option Grant.

I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with NVIDIA or my employer (except on an at-will basis, unless otherwise required by local law). I agree that, except as set forth in the Offering Memorandum, NVIDIA has made no representations or warranties to me regarding this Offer or the future pricing of NVIDIA stock, and that my participation in this Offer is at my own discretion.

If my service with NVIDIA terminates prior to the Expiration Time, I understand that I will cease to be an Eligible Optionee under the terms of the Offer and any election that I have made prior to the termination of my employment to amend my Eligible Option Grant(s) will not become effective and my Eligible Option Grant(s) will not be amended under the Offer. I agree that I must be an employee of NVIDIA at the Expiration Time in order to participate in the Offer.

I hereby acknowledge and agree that neither NVIDIA, nor Deloitte Tax LLP, nor any of their respective employees or agents, has made any recommendation to me as to whether or not I should accept the Offer to amend the Eligible Portion of my Eligible Option Grant(s) and that I am not relying on any information provided or representation made by any such person in accepting or rejecting the Offer, other than any information contained in the Offering Memorandum. I acknowledge that I have been afforded the opportunity to consult with my own investment, legal and tax advisors before making this election and that I have knowingly done so or knowingly declined to do so.

I understand that I will receive an Election Confirmation Statement via email at my NVIDIA email address (as listed below) within one business day after the date on which NVIDIA receives this Paper Election Form. If I have not received such an email within such time period, it is my responsibility to confirm that NVIDIA has received this Paper Election Form by emailing a copy of this Paper Election Form and the confirmation of receipt that I received when I sent this Paper Election Form via facsimile, if applicable, to tenderoffer@nvidia.com.

I understand that I should keep a copy of this Paper Election Form as well as a copy of the confirmation of receipt of the facsimile transmittal of this Paper Election Form if applicable, for my record-keeping purposes.

I AGREE THAT NVIDIA SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN OR TO DECLINE THIS OFFER.

Option Holder Signature	Employee ID Number

Option Holder Name (Please Print)	NVIDIA E-mail Address	Date

PLEASE FAX YOUR SIGNED AND COMPLETED PAPER ELECTION FORM TO (408) 486-2577, ATTN: TENDER OFFER, OR EMAIL THIS FORM TO TENDEROFFER@NVIDIA.COM, SO THAT IT IS RECEIVED NO LATER THAN 6:00 P.M., PACIFIC TIME, ON DECEMBER 29, 2006 (OR A LATER EXPIRATION DATE IF NVIDIA EXTENDS THE OFFER).